Exhibit 10.2

CLECO POWER LLC
401(k) SAVINGS AND INVESTMENT PLAN

(As Amended and Restated
Generally Effective April 13, 2016)

CLECO POWER LLC
401(k) SAVINGS AND INVESTMENT PLAN

(As Amended and Restated
Generally Effective April 13, 2016)

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		2
1.1	Accounts	2
1.2	Administrator	2
1.3	Affiliate	2
1.4	After-Tax Contributions	2
1.5	After-Tax Contribution Account	2
1.6	Anniversary Date	2
1.7	Beneficiary	2
1.8	Code	2
1.9	Company	2
1.10	Committee	2
1.11	Compensation	2
1.12	Contribution	4
1.13	Defined Benefit Plan	4
1.14	Designated Roth Account	4
1.15	Designated Roth Contribution	4
1.16	Effective Date	4
1.17	Employee	4
1.18	Employer	4
1.19	Employer Matching Contribution	5
1.20	Employer Matching Contribution Account	5
1.21	Employment Commencement Date	5
1.22	Enhanced Participant	5
1.23	Entry Date	5
1.24	ERISA	5
1.25	Fiduciaries	5
1.26	Hour of Service	5
1.27	Investment Fund	7
1.28	Investment Manager	7
1.29	Leased Employee	7
1.30	1985 Plan	7
1.31	1989 Plan	7
1.32	1991 Plan	7
1.33	Non-Elective Contribution	7
1.34	Non-Elective Contribution Account	8
1.35	1-Year Period of Severance	8
1.36	Participant	8
1.37	Period of Service	8

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1.38	Period of Severance	8
1.39	Plan	8
1.40	Plan Year	9
1.41	Pre-Tax Contributions	9
1.42	Pre-Tax Contribution Account	9
1.43	Reemployment Commencement Date	9
1.44	Retirement	9
1.45	Retirement Date	9
1.46	Rollover Account	9
1.47	Rollover Contribution	9
1.48	Service	9
1.49	Severance from Service, Severs from Service, and the Severance from Service Date	9
1.50	Spouse	10
1.51	Trust	10
1.52	Trustee	10
1.53	Trust Fund	10
1.54	2010 Plan	10
1.55	2016 Plan	10
1.56	Valuation Date	10
1.57	Vested Percentage	10
1.58	Vesting Computation Period	10
1.59	Vesting Service	11
ARTICLE II ADMINISTRATION OF THE PLAN		11
2.1	Appointment of Committee	11
2.2	Records of Committee	11
2.3	Committee Action	11
2.4	Committee Disqualification	12
2.5	Committee Compensation and Expenses	12
2.6	Committee Liability	12
2.7	Committee Determinations	12
2.8	Information from Employer	13
2.9	Uniform Administration	14
2.10	Reporting Responsibilities	14
2.11	Disclosure Responsibilities	14
2.12	Annual Statements	14
2.13	Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration	14
2.14	Annual Audit	15
2.15	Presenting Claims for Benefits	15
2.16	Claims Review Procedure	16
2.17	Disputed Benefits	17
ARTICLE III PARTICIPATION IN THE PLAN		17
3.1	Eligibility of Employees	17
3.2	Employee Information	17

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3.3	Notification of Eligible Employee	18
3.4	Application by Participants	18
3.5	Authorized Absences	18
3.6	Vesting Service	19
3.7	Break In Service	19
3.8	Participation and Vesting on Re-Employment	19
3.9	Transfers	20
3.10	Qualified Military Service	21
ARTICLE IV CONTRIBUTIONS TO THE PLAN		21
4.1	Employer Contributions	21
4.2	Pre-Tax Contributions	22
4.3	Roth 401(k) Contributions	25
4.4	Actual Deferral Percentage	28
4.5	Actual Deferral Percentage Limits	28
4.6	Reduction of Pre-Tax Contribution Rates	29
4.7	Increase in Pre-Tax Contribution Rates	29
4.8	Excess Pre-Tax Contributions	29
4.9	Contribution Percentage	31
4.10	Contribution Percentage Limits	32
4.11	Treatment of Excess Aggregate Contributions	32
4.12	Employer Matching Contributions and Pre-Tax Contributions to be Tax-Deductible	33
4.13	Maximum Allocations	33
4.14	Refunds to Employer	34
ARTICLE V PARTICIPANTS' ACCOUNTS		34
5.1	Trust Accounts	34
5.2	Valuation of Trust Fund	35
5.3	Allocation to Accounts	35
5.4	Maximum Annual Additions	37
ARTICLE VI PARTICIPANTS' BENEFITS		43
6.1	Termination of Service	43
6.2	Disability of Participants	44
6.3	Death of Participants	44
6.4	Retirement of Participants on or After Retirement Date	45
6.5	In-Service Distributions	45
6.6	Payments of Benefits	45
6.7	Participation Rights Determined as of Valuation Date Preceding Termination of Employment	46
6.8	Required Minimum Distributions	47
6.9	Unclaimed Benefits	52
6.10	Right to Transfer Eligible Rollover Distribution	53
ARTICLE VII WITHDRAWALS AND LOANS		54
7.1	Withdrawal of Pre-Tax Contribution Account on or After Age 59½	54

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7.2	Withdrawal of After-Tax Contributions and Rollover Account	54
7.3	Conditions of Withdrawals of After-Tax Contributions and Rollover Account	55
7.4	Hardship Withdrawals from Pre-Tax Contribution Account	55
7.5	Loans	56
7.6	Notice and Withdrawal of Automatic Deferrals	58
ARTICLE VIII INVESTMENT DIRECTIONS		59
8.1	Investment of Trust Fund	59
ARTICLE IX TRUST AND TRUST FUND		60
9.1	Trust	60
9.2	Benefits Paid Solely from Trust Fund	60
9.3	Committee Directions to Trustee	60
9.4	Trustee's Reliance on Committee Instructions	60
9.5	Authority of Trustee in Absence of Instructions from the Committee	60
ARTICLE X ADOPTION OF PLAN BY OTHER CORPORATIONS, AMENDMENT AND TERMINATION OF THE PLAN, AND DISCONTINUANCE OF CONTRIBUTIONS TO THE TRUST FUND		61
10.1	Adoption by Employers	61
10.2	Continuous Service	61
10.3	Amendment of the Plan	61
10.4	Termination of the Plan	62
10.5	Distribution of Trust Fund on Termination	62
10.6	Effect of Discontinuance of Contributions	63
10.7	Merger of Plan with Another Plan	63
ARTICLE XI TOP-HEAVY PLAN REQUIREMENTS		63
11.1	General Rule	63
11.2	Vesting Provisions	64
11.3	Minimum Contribution Provisions	64
11.4	Coordination with Other Plans	65
11.5	Distributions to Certain Key Employees	65
11.6	Determination of Top-Heavy Status	66
ARTICLE XII MISCELLANEOUS PROVISIONS		70
12.1	Terms of Employment	70
12.2	Controlling Law	70
12.3	Invalidity of Particular Provisions	70
12.4	Non-Alienability of Rights of Participants	70
12.5	Payments in Satisfaction of Claims of Participants	71
12.6	Payments Due Minors and Incompetents	71
12.7	Acceptance of Terms and Conditions of Plan by Participants	71
12.8	Impossibility of Diversion of Trust Fund	72
12.9	Number and Gender	72

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CLECO POWER LLC 401(k) SAVINGS AND INVESTMENT PLAN

(As Amended and Restated
Generally Effective April 13, 2016)

Recitals

Cleco Power LLC (the successor to Cleco Utility Group, Inc., formerly known as Cleco Corporation and Central Louisiana Electric Company, Inc.) (the "Company"), a Louisiana corporation with its principal place of business in Pineville, Louisiana, established the Central Louisiana Electric Company, Inc. 401(k) Savings and Investment Plan (the "1985 Plan"), effective January 1, 1985, for the benefit of its eligible Employees. Effective January 1, 1989, the 1985 Plan was amended to comply with the provisions of the Tax Reform Act of 1986 and to make certain other changes therein (the "1989 Plan").

Effective April 2, 1991, the Board of Directors of the Company authorized the amendment and restatement of the 1989 Plan (the "1991 Plan") to include an employee stock ownership plan which was a stock bonus plan intended to qualify under Sections 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), and as such was designed to invest primarily in company stock. The 1991 Plan was amended and restated effective January 1, 1994, effective January 1, 2004, effective October 1, 2005, and effective November 1, 2010.

The Company again wishes to amend and restate the Plan in the form set forth herein (the "Plan" or the "2016 Plan") effective April 13, 2016 (unless otherwise provided) to add Roth 401(k) contributions and to remove company stock as an investment under the Plan.

The Cleco Power LLC 401(k) Savings and Investment Plan Stock Trust Agreement (originally established effective January 1, 1985, as the Central Louisiana Electric Company 401(k) Savings and Investment Trust and which was combined with the Cleco Corporation 401(k) Savings and Investment Plan Stock Trust Agreement pursuant to an amendment and restatement effective August 1, 1997), is intended to continue in effect and to form a part of this Plan. The Plan and Trust Agreement are also intended to meet the requirements of Sections 401(a), 401(k), and 501(a) of the Code, and the requirements of the Employee Retirement Income Security Act of 1974, as either may be amended from time to time.

The provisions of this Plan shall apply to a Participant who continues his Service after the Effective Date. Except as otherwise set forth herein, the rights and benefits, if any, of a former Participant who terminated his Service before the Effective Date shall be determined under the terms of the Plan that were in effect on the date his Service terminated.

NOW, THEREFORE, Cleco Power LLC hereby amends, restates in its entirety and continues the Cleco Power LLC 401(k) Savings and Investment Plan, effective April 13, 2016 (unless otherwise provided), as follows:

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ARTICLE I
DEFINITIONS
As used in the Plan, the following words and phrases shall have the following meanings unless the context clearly requires a different meaning:

1.1    Accounts: The accounts maintained for a Participant pursuant to Section 5.1.

1.2    Administrator: The Company or, at the Company's election pursuant to Section 2.1, the Retirement Committee.

1.3    Affiliate A corporation or other trade or business which, together with the Company, is "under common control" within the meaning of Section 414(b) or (c), as modified by Section 415(h) of the Code; any organization (whether or not incorporated) which is a member of an "affiliated service group" (within the meaning of Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

1.4    After-Tax Contributions: Any amount contributed before January 1, 1989 by a Participant to the Plan from his Compensation as After-Tax Contributions pursuant to the 1985 Plan.

1.5    After-Tax Contribution Account: The account or accounts maintained for each Participant who made After-Tax Contributions to the 1985 Plan to reflect his After-Tax Contributions and adjustments relating thereto.

1.6    Anniversary Date: January 1.

1.7    Beneficiary: Such natural person or persons, or the trustee of an inter vivos trust for the benefit of natural persons, entitled to receive a Participant's death benefits under the Plan, as provided in Section 6.3 hereof.

1.8    Code: The Internal Revenue Code of 1986, as amended from time to time.

1.9    Company: Cleco Power LLC, a Louisiana corporation, or a successor to Cleco Power LLC, in the ownership of substantially all of its assets.

1.10    Committee: The Retirement Committee appointed by the Board of Directors of the Company pursuant to Section 2.1.

1.11    Compensation: The total compensation actually paid to the respective Participants by the Employer during the applicable payroll period, including salaries, wages, commissions, overtime pay and any other payments of compensation which would be subject to tax under Code Section 3401(a), determined without regard to any dollar limitations under Code Section 3121(a)(1). The Compensation of a Participant will also include any amount that is not currently includable in the Participant's gross income by reason of the application

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of Code Sections 125, 402(a)(8), 402(h)(1)(B) or 403(b). The Compensation of the respective Participants as reflected by the books and records of the Employer will be conclusive. However, Compensation will not include the following items (even if they are includable in a Participant's gross income):

(a)    adoption assistance (cash and non-cash),
(b)    commuting assistance (cash and non-cash),
(c)    gifts (cash and non-cash),
(d)    dividends,
(e)    moving expense reimbursements,
(f)    payments for opting out of Employer welfare benefit plans,
(g)    relocation allowances,
(h)    reimbursements or other expense allowances,
(i)    all other fringe benefits (cash and non-cash),
(j)    severance pay (including COBRA premium reimbursements and outplacement reimbursements),
(k)    all other welfare benefits (other than those deferred on a pre-tax basis under Section 125),
(l)    benefits accrued (other than salary deferrals) or paid pursuant to any deferred compensation plan (including any adjustments, gross-ups, or payments because of FICA tax liability arising as a result of any deferred compensation plan),
(m)    the value of all benefits accrued or paid under any long-term incentive compensation plan (including any dividends that may be paid pursuant to any such plan),
(n)    income from the exercise of stock options, and
(o)    income from stock dispositions (whether qualifying or disqualifying).

Notwithstanding anything herein to the contrary, effective January 1, 1989, in no event will the Compensation taken into account under the Plan for any Participant during a given Plan Year exceed $200,000 or such other dollar amount as may be prescribed by the Secretary of the Treasury or his delegate under Code Section 401(a)(17).

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the Compensation of each Employee taken into account under the Plan shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the Compensation limit set forth in this provision.

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If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the Compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the Compensation limit is $150,000.

The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning January 1, 2002, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

1.12    Contribution: Any amount contributed to the Trust Fund pursuant to the provisions of this Plan by the Employer or by a Participant from his Compensation, including Employer Matching Contributions, Pre-Tax Basic Contributions, Pre-Tax Excess Contributions, and Non-Elective Contributions.

1.13    Defined Benefit Plan: Any defined benefit plan (as defined in Section 415(k) of the Code) maintained by the Company or by any Affiliate.

1.14    Designated Roth Account: The account maintained for each Participant to reflect his Designated Roth Contributions (if any) to the Plan, and any adjustments thereto made pursuant to the provisions of the Plan.

1.15    Designated Roth Contribution: Any amount a Participant defers from his Compensation pursuant to Section 4.3.

1.16    Effective Date: April 13, 2016, unless a different effective is specified in this amendment and restatement of the Plan.

1.17    Employee: Any person employed by an Employer and any person employed by an Affiliate, including but not limited to (a) all directors and officers of an Employer except any such person who is not regularly and principally employed by such Employer and (b) any Leased Employee performing services for an Employer except any such person who is covered by a money purchase pension plan that is provided by the leasing organization and requires a non-integrated employer contribution rate of at least ten percent (10%) of compensation, immediate participation and full and immediate vesting.

1.18    Employer: The Company, its successors and any eligible organization that shall adopt this Plan pursuant to the provisions of Article X, and the successors, if any, to such organization.

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1.19    Employer Matching Contribution: Any amount contributed to the Trust Fund by the Employer pursuant to Section 4.1(a).

1.20    Employer Matching Contribution Account: The account maintained for each Participant to reflect the Employer Matching Contributions to the Plan for each Participant before the effective date of the 1991 Plan and any adjustments thereto made pursuant to the provisions of the Plan.

1.21    Employment Commencement Date : The date on which the Employee first performs an Hour of Service (within the meaning of Section 1.26(a)) for the Employer or an Affiliate.

1.22    Enhanced Participant: A Participant whom the Employer classifies as having:

(a)    commenced employment with the Employer on or after August 1, 2007, or

(b)    again commenced employment with the Employer (i.e., a rehired Employee) on or after August 1, 2007.

For this purpose, an individual does not commence employment with the Employer merely because the individual has received an offer of employment or has accepted that offer.

1.23    Entry Date: Any day during the calendar year.

1.24    ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.25    Fiduciaries: The Employer, the Committee, the Trustee, and any other person designated as a Fiduciary with respect to the Plan or the Trust, but only with respect to the specific responsibilities of each as described in Section 2.13 hereof. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

1.26    Hour of Service: An Employee shall be credited with an Hour of Service as follows:

(a)    An Hour of Service shall be credited to an Employee for each hour for which an Employee is directly paid, or entitled to payment, by the Employer or an Affiliate for the performance of duties during the applicable computation period. Such hours shall be credited to the Employee for the computation period or periods in which the duties were performed.

(b)    An Hour of Service shall be credited to an Employee for each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or an Affiliate. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment

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is made. Hours of Service shall not be credited to an Employee under both paragraphs (a) and (b) of this Section.

(c)    In addition to Hours of Service credited in paragraphs (a) and (b) of this Section, an Hour of Service shall be credited to an Employee for each hour for which such Employee is directly or indirectly paid, or entitled to such payment by the Employer or an Affiliate for reasons (such as vacation, sickness or disability) other than for the performance of duties during the applicable computation period. For purposes of this paragraph (c), irrespective of whether such hours have accrued in other computation periods, such hours shall be counted in the computation period in which either payment is actually made or amounts payable to the Employee come due. For purposes of this paragraph (c), Hours of Service shall be determined by dividing the payments received or due for reasons other than the performance of duties by the lesser of (i) the Employee's most recent hourly rates of compensation for the performance of duties or (ii) the Employee's average hourly rate of compensation for the performance of duties for the most recent computation period in which the Employee completed more than five hundred (500) Hours of Service.

(d)    The number of Hours of Service which are credited for reasons other than the performance of duties for the Employer in determining a Break In Service shall be determined in accordance with Sections 2530.200b-2(b) and (c) of Title 29, Chapter XXV of the Code of Federal Regulations.

Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m)), a controlled group of corporations (under Section 414(b)) or a group of trades or businesses under common control (under Section 414(c)), of which the adopting Employer is a member. Notwithstanding anything in this Plan to the contrary, Hours of Service shall not be credited for employment with the Employer or an Affiliate before it becomes or after it ceases to be a member of an affiliated service group, a controlled group of corporations or a group of trades or businesses under common control or for any period when such Employer or Affiliate does not maintain this Plan.

Solely for purposes of determining whether a Break In Service, as defined in Section 3.7, for participation and vesting purposes has occurred in a computation period for any Plan Year beginning after December 31, 1984, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break In Service in that period or (2) in all other cases, in the following computation period.

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If an Employee is absent from his employment with the Employer for any period because of (1) a pregnancy, (2) the birth of a child, (3) the placement of a child in connection with an adoption, or (4) the caring for a child during the period immediately following such birth or placement, such Employee will be credited with sufficient days of Service (not in excess of 91 days of Service in any Vesting Computation Period) so that a 1-Year Period of Severance does not occur in either the Vesting Computation Period in which such absence begins (if credit is required to preclude a 1-Year Period of Severance in such Vesting Computation Period) or in the immediately following Vesting Computation Period (if days of Service were not awarded in the preceding Vesting Computation Period). For purposes of computing days of Service credited under this paragraph, an Employee shall be credited with (i) days of Service that would otherwise be credited to such Employee without regard to the absence or (ii) one day of Service for each day of the absence. The Plan Administrator, in its sole discretion, may require evidence that the absence is because of a reason enumerated in this paragraph and evidence as to the duration of the absence.

1.27    Investment Fund: One of the Investment Funds established and held under the Trust Fund, as described in Section 8.1.

1.28    Investment Manager: The Investment Manager, if any, appointed under the Trust, as such term is defined by Section 3(38) of ERISA.

1.29    Leased Employee: Each person who is not an employee of the Employer or an Affiliate but who performs services for the Employer or an Affiliate pursuant to a leasing agreement (oral or written) between the Employer or an Affiliate and any leasing organization, provided that such person has performed such services for the Employer or an Affiliate or for related persons (within the meaning of Section 414(n)(3) of the Code) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the Employer or an Affiliate. Notwithstanding the preceding sentence, the term "Leased Employee" shall not include any individual who is deemed to be an employee of an Employer or an Affiliate under Section 414(n)(5) of the Code.

1.30    1985 Plan: The Central Louisiana Electric Company 401(k) Savings and Investment Plan as established effective January 1, 1985.

1.31    1989 Plan: The Central Louisiana Electric Company 401(k) Savings and Investment Plan as amended and restated by the Company on January 1, 1989.

1.32    1991 Plan: The Central Louisiana Electric Company, Inc. 401(k) Savings and Investment Plan, as amended and restated effective April 2, 1991.

1.33    Non-Elective Contribution: Any amount the Employer contributes to the Trust Fund pursuant to Section 4.1(e).

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1.34    Non-Elective Contribution Account: The account or accounts maintained for each Participant to reflect Non-Elective Contributions made on his behalf to the Plan, and any adjustments thereto made pursuant to the provisions of the Plan.

1.35    1-Year Period of Severance: A 12-consecutive-month period beginning on the Employee's Severance from Service Date and ending on the first anniversary of the Employee's Severance from Service Date, provided during such 12-consecutive-month period the Employee does not perform an Hour of Service (within the meaning of Section 1.26(a)) for an Employer or an Affiliate.

1.36    Participant: An eligible Employee for whom an Account is maintained under the Plan.

1.37    Period of Service: A period of Service beginning on the Employee's Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the Employee's Severance from Service Date.

(a)    An Employee is credited with the period of time during any absence from Service (other than for reason of a quit, retirement, discharge, or death) that is 12 months or less.

(b)    If an Employee Severs from Service as a result of quit, discharge, or retirement and the Employee then performs an Hour of Service (within the meaning of Section 1.26(a)) within 12 months of the Severance from Service Date, the Period of Severance will be taken into account in computing the Employee's Period of Service.

(c)    If an Employee is absent from Service for any reason other than quit, discharge, retirement, or death and during the absence a quit, discharge, or retirement occurs, the Plan will take into account the period of time between the Severance from Service Date (i.e., the date of quit, discharge, or retirement) and the first anniversary of the date on which the Employee was first absent, if the Employee performs an Hour of Service (within the meaning of Section 1.26(a)) within 12 months of the Severance from Service Date.

An Employee whose Employment Commencement Date was before August 1, 2007, will be credited with service in a manner consistent with 26 C.F.R. §1.410(a)-7(f)(1)(i).

1.38    Period of Severance: The period of time beginning on the Severance from Service Date and ending on the date on which the Employee again performs an Hour of Service (within the meaning of Section 1.26(a)) for an Employer or an Affiliate.

1.39    Plan: The Plan set forth herein, intended to constitute a profit-sharing plan under Section 401(a)(27) of the Code and an employee stock ownership plan under Section 4975(e)(7) of the Code, including all subsequent amendments hereto.

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1.40    Plan Year: Each fiscal year commencing January 1 and ending December 31 of each calendar year.

1.41    Pre-Tax Contributions: Any amount deferred by a Participant from his Compensation as "Pre-Tax Basic Contributions" and "Pre-Tax Excess Contributions" pursuant to Section 4.2.

1.42    Pre-Tax Contribution Account: The account or accounts maintained for each Participant to reflect his Pre-Tax Basic Contributions and Pre-Tax Excess Contributions to the Plan, and any adjustments thereto made pursuant to the provisions of the Plan.

1.43    Reemployment Commencement Date: The first date following a period of Severance from Service that is not required to be taken into account under the service spanning rules in Section 1.37(a) to (c), on which the Employee performs an Hour of Service (within the meaning of Section 1.26(a)) for the Employer or an Affiliate.

1.44    Retirement: Termination of employment on or after the Retirement Date of a Participant.

1.45    Retirement Date: With respect to Employees employed before January 1, 1988, the term "Retirement Date" shall mean the first day of the calendar month coincident with or next following the sixty-fifth (65th) birthday of a Participant; and, with respect to Employees hired on or after January 1, 1988, such term shall mean the later of (i) the Participant's attainment of age sixty-five (65) or (ii) the Participant's completion of five (5) years of Vesting Service.

1.46    Rollover Account: The account maintained for each Employee who has made a contribution to the Trust Fund of amounts distributed to him from a plan that is qualified under Sections 401(a) and 501(a) of the Code or an individual retirement account in accordance with the provisions of Section 5.3.

1.47    Rollover Contribution: Any amount contributed by a Participant to his Rollover Account.

1.48    Service: Active employment as an Employee of an Employer except that if active employment shall be interrupted by authorized absences of the kinds described in Section 3.5, such interruption of active employment shall not be considered as an interruption of Service.

1.49    Severance from Service, Severs from Service, and the Severance from Service Date: The earlier of:

(a)    The date on which an Employee quits, retires, is discharged or dies; or

(b)    The first anniversary of the first date of a period in which an Employee remains absent from Service (with or without pay) with the Employer for any reason

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other than quit, retirement, discharge, or death, such as vacation, holiday, sickness, disability, leave of absence, or layoff.

1.50    Spouse: Effective June 26, 2013, the term “Spouse” means the person to whom a Participant is considered married under the law of the jurisdiction where the Participant was domiciled. Effective September 16, 2013, the term “Spouse” means the person to whom a Participant is considered married under the law of the jurisdiction where the marriage was celebrated.

1.51    Trust: The Cleco Power LLC 401(k) Savings and Investment Plan Stock Trust Agreement (as it may be amended), which was established effective January 1, 1985, as the Central Louisiana Electric Company 401(k) Savings and Investment Plan Stock Trust Agreement, which was most recently amended and restated effective August 1, 1997, and which was further amended effective as of January 1, 2004.

1.52    Trustee: Effective as of May 1, 2015, Great-West Trust Company, LLC.

1.53    Trust Fund: All contributions of Employers and Participants, and the investments and reinvestments thereof, held by the Trustee under the Trust, together with all income, profits or increments thereon.

1.54    2010 Plan: The Cleco Power LLC 401(k) Savings and Investment Plan as amended and restated effective as of November 1, 2010 (unless otherwise provided).

1.55    2016 Plan: The Cleco Power LLC 401(k) Savings and Investment Plan as amended and restated effective as of April 13, 2016 (unless otherwise provided).

1.56    Valuation Date: Each business day of the Plan Year. The last business day of each calendar quarter shall be the "quarterly Valuation Date," and the last day of December of each Plan Year shall be the "annual Valuation Date."

1.57    Vested Percentage: The percentage determined based on the Participant's years of Vesting Service according to the following schedule:

Years of Vesting Service	Vested Percentage
Less than 1	0%
1	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

1.58    Vesting Computation Period: Before August 1, 2007, the Vesting Computation Period was the twelve (12) consecutive month period beginning January 1 and ending the

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following December 31. Effective August 1, 2007, the Vesting Computation Period is the one-year period beginning on the date the Employee initially was credited with an Hour of Service and anniversaries of that date. An Employee will receive two years of Vesting Service if the Employee earns a year of Vesting Service in the 2007 Plan Year based on the rules in effect before August 1, 2007, and a year of Vesting Service during the year that began on the date within the 2007 Plan Year on which the Employee initially was credited with an Hour of Service or anniversaries of that date based on the rules effective August 1, 2007.

1.59    Vesting Service: The period of a Participant's employment considered in the determination of his eligibility for benefits under Section 3.6 of the Plan.

ARTICLE II
ADMINISTRATION OF THE PLAN
2.1    Appointment of Committee: The Board of Directors of the Company shall appoint the Retirement Committee (the "Committee" herein) of not less than three (3) persons, each of whom may or may not be Employees of the Company or Participants in the Plan, to perform the administrative duties set forth herein. If so appointed, the Committee shall be the administrator of the Plan for the purposes of ERISA. Each member of the Committee shall serve without compensation and without bond (unless otherwise required by law) for such term as the Board of Directors of the Company may designate or until his death, resignation or removal by the Board. Any person appointed as a member of the Committee shall signify his acceptance by filing his written acceptance with the Board of Directors and with the Secretary of the Committee. The Board of Directors of the Company shall promptly appoint successors to fill any vacancies in the Committee. The Committee shall elect a Chairman from its number, and a Secretary and such other officers as the Committee may determine, who may, but need not be, members of the Committee, to serve at the pleasure of the Committee.

2.2    Records of Committee: The Committee shall keep appropriate records of its proceedings and the administration of the Plan. In its sole discretion, the Committee may appoint one or more recordkeepers to record information relating to the administration of the Plan. The Committee shall make available to Participants and their Beneficiaries for examination, during business hours, such records of the Plan as pertain to the examining person and such documents relating to the Plan as are required by any applicable disclosure acts.

2.3    Committee Action: The Committee shall hold meetings at such time and on such notice as the Committee may determine. A majority of its members shall constitute a quorum for any meeting of the Committee, and at any such meeting business shall be transmitted and questions shall be decided by an affirmative vote of a majority of the members present. The Committee may act through the concurrence of a majority of its members expressed either at a meeting of the Committee, or in writing without a meeting. Concurrence of a member of the Committee may be by letter, by memorandum, by electronic mail, or by other means that is reasonably calculated to reach the intended recipient. Any member of the Committee, or the Secretary or Assistant Secretary of the Committee (who

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need not be members of the Committee), may execute on behalf of the Committee any certificate or other written instrument evidencing or carrying out any action approved by the Committee. The Committee may delegate any of its rights, powers and duties to any one or more of its members. The Chairman of the Committee shall be agent of the Plan and the Committee for the service of legal process at the principal office of the Company in Pineville, Louisiana.

2.4    Committee Disqualification: A member of the Committee who may be a Participant shall not vote on any question relating specifically to himself.

2.5    Committee Compensation and Expenses: The members of the Committee shall serve without bond (unless otherwise required by law) and without compensation for their services as such. The Committee may select and authorize the Trustee to suitably compensate such attorneys, agents and representatives as it may deem necessary or advisable to the performance of its duties. Expenses of the Committee that shall arise in connection with the administration of the Plan shall be paid by the Company, or if not paid by the Company, by the Trustee out of the Trust Fund.

2.6    Committee Liability: Except to the extent that such liability is created by ERISA, no member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part except for his gross negligence or willful misconduct, nor for the exercise of any power or discretion in the performance of any duty assumed by him hereunder. The Company shall indemnify and hold harmless each member of the Committee from any and all claims, losses, damages, expenses (including counsel fees approved by the Committee) and liabilities (including any amounts paid in settlement with the Committee's approval, but excluding any excise tax assessed against any member or members of the Committee pursuant to the provisions of Section 4975 of the Code) arising from any act or omission of such member in connection with duties and responsibilities under the Plan, except where the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

2.7    Committee Determinations: The Committee, on behalf of the Participants and their Beneficiaries, shall enforce this Plan in accordance with its terms, and shall have all powers necessary for the accomplishment of that purpose, including, but not by way of limitation, the following powers:

(a)    To employ such agents and assistants, such counsel (who may be of counsel to the Company) and such clerical, medical, accounting and investment services as the Committee may require in carrying out the provisions of the Plan.

(b)    To authorize one or more of their number, or any agent, to make payment, or to execute or deliver any instrument, on behalf of the Committee, except that all requisitions for funds from, and requests, directions, notifications, certifications and instructions to, the Trustee or to the Company shall be signed either by an authorized member of the Committee or by the Secretary or Assistant Secretary of the Committee.

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(c)    To determine from the records of the Company the considered Compensation, Service and other pertinent facts regarding Employees and Participants for the purpose of the Plan.

(d)    To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder.

(e)    To prescribe forms and procedures to be followed by Employees for participation in the Plan, by Participants or Beneficiaries filing applications for benefits, by Participants applying for withdrawals, and for other occurrences in the administration of the Plan.

(f)    To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan.

(g)    To furnish the Company and the Participants, on request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate.

(h)    To certify to the Trustee the amount and kind of benefits payable to Participants and their Beneficiaries.

(i)    To authorize all disbursements by the Trustee from the Trust Fund by a written authorization signed either by an authorized member of the Committee or by the Secretary or Assistant Secretary of the Committee; provided, however, that disbursements for ordinary expenses incurred in the administration of the Trust Fund need not be authorized by the Committee.

(j)    To interpret and construe all terms, provisions, conditions and limitations of this Plan and to reconcile any inconsistency or supply any omitted detail that may appear in this Plan in such manner and to such extent, consistent with the general terms of this Plan, as the Committee shall deem necessary and proper to effectuate the Plan for the greatest benefit of all parties interested in the Plan.

(k)    To make and enforce such rules and regulations for the administration of the Plan as are not inconsistent with the terms set forth herein.

(1)    In addition to all other powers herein granted, and in general consistent with provisions hereof, the Committee shall have all other rights and powers reasonably necessary to supervise and control the administration of this Plan, including the right to administer the Plan in a manner reasonably calculated to comply with any changes in or modifications to all relevant law as may be made from time to time.

2.8    Information from Employer: To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee of all matters relating to the dates of employment of its Employees for purposes of determining eligibility of

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Employees to participate hereunder, the Compensation of all Participants, their Retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require; and the Committee shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's administration of the Trust Fund.

2.9    Uniform Administration: Whenever in the administration of the Plan, any action is required by the Employer or the Committee, including, but not by way of limitation, action with respect to eligibility of Employees, Contributions and benefits, such action shall be uniform in nature as applied to all persons similarly situated, and no action shall be taken which will discriminate in favor of Participants who are officers or shareholders of the Employer, highly compensated Employees or persons whose principal duties consist of supervising the work of others.

2.10    Reporting Responsibilities: As Administrator of the Plan under ERISA, the Committee shall file with the appropriate office of the Internal Revenue Service or the Department of Labor all reports, returns and notices required under ERISA, including, but not limited to, the summary Plan description, annual reports and amendments thereof to be filed with the Department of Labor, and requests for determination letters, annual reports and registration statements required by Section 6057(a) of the Code.

2.11    Disclosure Responsibilities: The Committee shall make available to each Participant and Beneficiary such records, documents and other data as may be required under ERISA, and Participants or Beneficiaries shall have the right to examine such records at reasonable times during business hours. Nothing contained in this Plan shall give any Participant or Beneficiary the right to examine any data or records reflecting the Compensation paid to, or relating to any Account of, any other Participant or Beneficiary, except as may be required under ERISA.

2.12    Annual Statements: As soon as practicable after each annual (December 31) Valuation Date or such other date as may be designated by the Administrator, the Committee shall prepare and deliver to each Participant a written statement reflecting as of that Valuation Date:

(a)    Such information applicable to contributions by and for each such Participant and the increase or decrease thereof as a consequence of valuation adjustments as may be pertinent in the premises.

(b)    The balance in his Account as of that annual Valuation Date.

2.13    Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration: The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust. In general, the Employer shall have the sole responsibility for making the Contributions provided for under Sections 4.1, 4.2, 4.3 and 4.4. The Company shall have the sole authority to appoint and remove the Trustee and members of the Committee. The Company may amend or terminate, in whole or in part, this Plan or the Trust. The Committee shall have the sole responsibility

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for the administration of the Plan and the sole authority to appoint and remove any Investment Manager which may be provided for under the Trust. The Trustee shall have the sole responsibility for the administration of the Trust Fund and shall have exclusive authority and discretion to manage and control the assets held under the Trust Fund except to the extent that the authority to manage, acquire and dispose of the assets of the Trust Fund is delegated to an Investment Manager or is exercised by the Committee or a Participant, all as specifically provided in the Trust. Each Fiduciary warrants that any directions given, information furnished or action taken by it shall be in accordance with the provisions of the Plan or the Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely on any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

2.14    Annual Audit: The Committee shall engage, on behalf of all Participants, an independent Certified Public Accountant who shall conduct an annual examination of any financial statements of the Plan and Trust Fund and of other books and records of the Plan and Trust Fund as the Certified Public Accountant may deem necessary to enable him to form and provide a written opinion as to whether the financial statements and related schedules required to be filed with the Department of Labor or furnished to each Participant are presented fairly and in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding Plan Year. If, however, the statements required to be submitted as part of the reports to the Department of Labor are prepared by a bank or similar institution or insurance carrier regulated and supervised and subject to periodic examination by a state or federal agency and if such statements are, in fact, made a part of the annual report to the Department of Labor and no such audit is required by ERISA, then the audit required by the foregoing provisions of this Section shall be optional with the Committee.

2.15    Presenting Claims for Benefits: Any Participant or any other person claiming under any deceased Participant may submit written application to the Committee for the payment of any benefit asserted to be due him under the Plan. Such application shall set forth the nature of the claim and such other information as the Committee may reasonably request. Promptly on the receipt of any application required by this Section, the Committee shall determine whether or not the Participant or Beneficiary involved is entitled to a benefit hereunder and, if so, the amount thereof and shall notify the applicant of its findings. Benefits under this Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them.

If a claim is wholly or partially denied, the Committee shall so notify the applicant within ninety (90) days after receipt of the application by the Committee, unless special circumstances require an extension of time for processing the application. If such an extension of time for processing is required, written notice of the extension shall be furnished

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to the applicant before the end of the initial ninety-day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its final decision. Notice of the Committee's decision to deny a claim in whole or in part shall be set forth in a manner calculated to be understood by the applicant and shall contain the following:

(a)    the specific reason or reasons for the denial,

(b)    specific reference to the pertinent Plan provisions on which the denial is based,

(c)    a description of any additional material or information, necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary, and

(d)    an explanation of the claims review procedures set forth in Section 2.16 hereof.

If notice of denial is not furnished, and if the claim is not granted within the period of time set forth above, the claim shall be deemed denied for purposes of proceeding to the review stage described in Section 2.16.

2.16    Claims Review Procedure: If an application filed by a Participant or Beneficiary under Section 2.15 above shall result in a denial by the Committee of the benefit applied for, either in whole or in part, such applicant shall have the right, to be exercised by written request filed with the Committee within sixty (60) days after receipt of notice of the denial of his application or, if no such notice has been given, within sixty (60) days after the application is deemed denied under Section 2.15, for the review of his application and of his entitlement to the benefit for which he applied. Such request for review may contain such additional information and comments as the applicant may wish to present. Within sixty (60) days after receipt of any such request for review, the Committee shall reconsider the application in light of such additional information and comments as the applicant may have presented, and if the applicant shall have so requested, shall afford the applicant a hearing before the Committee. The Committee shall also permit the applicant or his designated representative to review pertinent documents in its possession, including copies of the Plan document and information provided by the Employer relating to the applicant's entitlement to such benefit. The Committee shall make a final determination with respect to the applicant's application for review as soon as practicable, and in any event not later am sixty (60) days after receipt of the aforesaid request for review, except that under special circumstances, such as the necessity for holding a hearing, such sixty-day period may be extended to the extent necessary, but in no event beyond the expiration of one hundred twenty (120) days after receipt by the Committee of such request. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the applicant before the commencement of the extension. Notice of such final determination of the Committee shall be furnished to the applicant in writing, in a manner calculated to be

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understood by him, and shall set forth the specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based. If the decision on review is not furnished within the time period set forth above, the claim shall be deemed denied on review.

2.17    Disputed Benefits: If any dispute shall arise between a Participant or other person claiming under a Participant and the Committee after review of a claim for benefits, or if any dispute shall develop as to the person to whom the payment of any benefit under the Plan shall be made, the Trustee may withhold the payment of all or any part of the benefits payable hereunder to the Participant or other person claiming under the Participant until such dispute has been resolved by a court of competent jurisdiction or settled by the parties involved.

ARTICLE III
PARTICIPATION IN THE PLAN
3.1    Eligibility of Employees: An Employee eligible under the terms of the Plan immediately preceding the Effective Date shall continue to be eligible to participate in this Plan in accordance with the provisions of this Plan. An Employee who is not ineligible on the first day of the Plan Year in which the Plan is adopted by an Employer either as a new plan or as an amendment of an existing plan for which he was eligible shall become a Participant on that day. Each of (i) an Employee who is included in a unit of employees covered by a collective bargaining agreement, in the negotiation of which retirement benefit payments to be made thereunder for such Employee were specifically addressed; (ii) an Employee who is a non-resident alien and who receives no earned income from the Employer which constitutes income from sources within the United States; (iii) any Employee who is a Leased Employee; and (iv) an individual who is designated, compensated, or otherwise classified or treated as an intern, a non-benefitted employee, a consultant, an independent contractor, or a leased employee (or a Leased Employee) by an Employer or an Affiliate shall be ineligible to participate in this Plan. These groups of individuals shall be excluded from this Plan based on the Employer’s classification even if the Internal Revenue Service or any other agency or a court determines that the Employer’s classification was incorrect or reclassifies that individual as an employee for employment tax or any other purpose. Each Employee who is not ineligible shall be eligible to participate in the Plan as of the Entry Date which coincides with his date of hire.

Notwithstanding any provision in this Plan to the contrary, an Employee who makes a contribution to a Rollover Account as provided in Section 5.3 of this Plan shall become a Participant as of the date of such contribution even if he or she had not previously become a Participant. Such an Employee shall be a Participant only for the purposes of such Rollover Contribution and shall not be eligible to make other contributions or to share in contributions made by an Employer until he or she has fulfilled all remaining requirements for eligibility.

3.2    Employee Information: The Committee shall maintain records which shall reflect as to each Employee his date of birth, all dates reflecting when he entered into or left the employment of any Employer, and his years of Vesting Service. The Employer shall

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make available to the Committee all such information as may be required by the Committee for the purposes of maintaining such information as to each Employee.

3.3    Notification of Eligible Employee: The Committee shall notify each Employee included for the first time in any list of eligible Employees that he is eligible to participate in the Plan.

3.4    Application by Participants: Each Employee who becomes eligible to participate in the Plan and who desires to make Pre-Tax Contributions must complete an application in such form as the Committee prescribes and according to administrative procedures the Committee may establish, in which the Participant may elect to make Pre-Tax Contributions that total no more than fifty percent (50%) of his Compensation, and must designate the amount, if any, of his Pre-Tax Basic Contribution and Pre-Tax Excess Contribution, as provided under Section 4.2, and his choice of investment options under Section 8.1. The Employee's Pre-Tax Contributions election will be put in effect as soon as administratively feasible after the Employee properly files his application according to rules the Committee prescribes. An Employee will be deemed to have made a deferral application as provided in Section 4.2(f).

3.5    Authorized Absences: Authorized Absences shall have the following meaning and consequences:

(a)    The following shall be "Authorized Absences":

(i)    Absence without pay of an Employee due to membership in the Armed Forces of the United States (but if such absence is not pursuant to orders issued by the Armed Forces of the United States, only if with the consent of the Employer).

(ii)    Absence due to an authorized leave of absence without pay granted by the Employer in a nondiscriminatory manner in order that all Employees under similar circumstances shall be treated alike.

(iii)    An absence otherwise recognized as an "Authorized Absence" shall not be so recognized (1) under (i) above unless such Employee shall apply for reinstatement in the employment of Employer within ninety (90) days after discharge or release to inactive duty, as the case may be, or (2) under (ii) above unless within ten (10) days after the expiration date thereof such Employee shall apply for reinstatement in the employment of the Employer.

(b)    The years of Vesting Service of an Employee immediately after his re-employment following an Authorized Absence shall be determined as if he had been a Participant in the Plan (but only to the extent such Employee may have otherwise been eligible to participate in the Plan, and, if eligible, was a Participant making Contributions to the Plan immediately before the inception of his Authorized Absence) during his Authorized Absence. If, however, an Employee, following his re-

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employment after an Authorized Absence, thereafter terminates his employment (other than as a consequence of Retirement, death, disability or subsequent Authorized Absence) before completion of one (1) year of Service, or fails to apply for re-employment as specified under (a)(iii), the commencement date of his Authorized Absence will be treated as having marked the termination of the employment of such Employee for all purposes of the Plan (including specifically but without limitation his years of Vesting Service), provided that for valuation purposes only, the distributions from the Plan to which such an Employee may then be entitled shall be determined by reference to the value of his Pre-Tax Contribution Account, his Designated Roth Account, his After-Tax Contribution Account, his Employer Matching Contribution Account, and his Non-Elective Contribution Account as of the Valuation Date which coincides with the date of distribution.

(c)    Solely for the purpose of determining the eligibility of an Employee to participate in the Plan immediately following the resumption of his employment after expiration of his Authorized Absence, the employment status of such Employee before his Authorized Absence shall be considered as continuing throughout his Authorized Absence.

3.6    Vesting Service: Before August 1, 2007, a Participant was credited with one (1) and only one (1) year of Vesting Service for each Vesting Computation Period in which such Participant completed at least 1,000 Hours of Service for an Employer or an Affiliate. A Participant was not credited with a year of Vesting Service with respect to a Vesting Computation Period if the Participant completed fewer than 1,000 Hours of Service for the Employer or an Affiliate during such Vesting Computation Period. Effective August 1, 2007, an Employee is credited with a number of years of Vesting Service equal to at least the number of whole years of the Employee's Period of Service, whether or not such Periods of Service were completed consecutively. To determine the number of whole years of an Employee's Period of Service, non-successive Periods of Service are aggregated. Less than whole year Periods of Service (whether or not consecutive) are aggregated on the basis that 365 days of Service equal a whole year of Vesting Service.

3.7    Break In Service: A Plan Year during which a Participant completes five hundred (500) Hours of Service or less for an Employer or an Affiliate shall constitute a Break In Service. On incurring a Break In Service, an Employee's or former Employee's rights and benefits under this Plan shall be determined as provided in Section 3.8.

In the case of a Participant who incurs a Break In Service and is not again employed by the Employer, such Participant's Vesting Service shall consist of such Service which is properly credited to the Participant before the Plan Year in which such Break In Service occurred.

3.8    Participation and Vesting on Re-Employment: Participation in the Plan shall cease at the close of the Plan Year during which termination of Service occurs. Termination of Service may result from Retirement, death or voluntary or involuntary termination of employment with the Employer and its Affiliates, if any, unauthorized absence, or by failure

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to return to active employment with the Employer by the date on which an Authorized Absence expired. On the re-employment of any person before he has a Break In Service, he shall participate in the Plan as of the date of his re-employment (if he is not ineligible), and he may be entitled to a new Employer Matching Contribution Account, and Non-Elective Contribution Account if he had received no distribution by reason of his prior termination of Service. On the re-employment after a Break In Service of any person who had previously been employed by the Employer, the following rules shall apply in determining his Participation in the Plan and his Vesting Service under Sections 3.1 and 3.6:

(a)    Participation: If the re-employed Employee was not a Participant in the Plan during his prior period of Service, he shall commence participation in the Plan on his date of re-employment (if he is not ineligible). If the re-employed Employee was a Participant in the Plan during his prior period of Service, he shall recommence participation in the Plan on the date of his re-employment and he shall be entitled to the allocations to his Employer Matching Contribution Account, and Non-Elective Contribution Account as provided in Section 5.3.

(b)    Vesting: The rules in this Section 3.8(b) apply in addition to the service spanning rules in Section 1.37(a) to (c). If a Participant had a prior Severance from Employment with entitlement to a distribution under any provision of Article VI from any of his Accounts, any Vesting Service attributable to his prior period of employment shall be reinstated as of his Reemployment Commencement Date and his Accounts shall be restored, less any distributions therefrom to the Participant. If a Participant had a prior Severance from Employment without entitlement to a distribution under Article VI from any of his Accounts, any Vesting Service attributable to his prior period of employment shall be reinstated as of his Reemployment Commencement Date, and his Accounts shall be restored.

3.9    Transfers:

(a)    For the purposes of determining eligibility to participate in the Plan and Service under this Article III, a Participant shall receive Vesting Service and Hours of Service for employment with an Affiliate after it became an Affiliate, provided that all such employment is determined in accordance with the re-employment provisions of Section 3.8.

If an individual is transferred to eligible employment covered by this Plan from employment with an Employer or Affiliate not covered by the Plan, he shall be eligible to participate in this Plan as of the date of his transfer. In addition, if such transferred Participant had an account in a qualified defined contribution plan maintained by such Affiliate, such account shall be transferred to the Trust Fund under this Plan if the transfer is permitted by the terms of said plan and if the Committee determines that the transferred account will not fail to satisfy Section 401(a) or 411(d)(6) of the Code. Any transferred account shall be subject to the provisions of this Plan; provided, however, that the vesting provisions of the transferor plan shall continue to apply.

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(b)    If a Participant is transferred to employment with an Employer or Affiliate which is not eligible employment covered by the Plan, his participation in the Plan shall be suspended; provided, however, that during the period of his employment in such ineligible position:

(i)    Subject to the re-employment provisions of Section 3.8, Service for vesting purposes shall continue to accrue;

(ii)    He shall cease to have any right to make Contributions pursuant to Sections 4.2, 4.3 and 4.4;

(iii)    His Employer Matching Contribution Account, and Non-Elective Contribution Account shall receive no Employer Matching Contribution, or Non-Elective Contribution allocations under Section 4.1;

(iv)    He shall continue to participate in income allocations of the earnings and/or losses of the Trust Fund pursuant to Section 5.3;

(v)    No distribution event shall be deemed to have occurred under Section 6.1; and

(vi)    The loan privileges under Article VII and the provisions of Article VIII shall continue to apply.

In addition, the Plan Administrator may, at its discretion, authorize the transfer of his Accounts under this Plan to the Trust Fund funding the qualified defined contribution plan, if any, of the Affiliate to which the Participant was transferred. In such event, the provisions of the transferee plan shall govern.

3.10    Qualified Military Service: Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with the provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994, as set forth in Code Section 414(u). In the case of a Participant who dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

ARTICLE IV
CONTRIBUTIONS TO THE PLAN
4.1    Employer Contributions:

(a)    Contributions to Fund Match: The Employer may make Employer Matching Contributions (subject to adjustments for forfeitures and limitations on annual additions as specified elsewhere in the Plan) in cash.

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(i)    Amount: The Employer in its sole discretion shall determine the amount of such Employer Matching Contributions for any particular Plan Year or time period within a Plan Year. The Employer may in its discretion choose to make Employer Matching Contributions only for Enhanced Participants, only for Participants other than Enhanced Participants, or for both in the same or in different amounts. For each such Plan Year or time period within a Plan Year, the Employer shall designate how much of its contribution is for Enhanced Participants and how much is for Participants other than Enhanced Participants.

(ii)    Time: The Employer shall make each contribution pursuant to Section 4.1(a)(i) to the Trust Fund at such time as the Employer determines. The Employer may make contributions for Enhanced Participants at different times than for Participants other than Enhanced Participants. The Employer may make more than one contribution for the same time period.

(iii)    Allocation: Such Employer Matching Contributions shall be allocated in the manner specified in Section 5.3(b).

(c)    Reinstated Forfeitures. To the extent specified in Section 5.3(d)(ii), any amounts attributable to forfeitures will be applied to reduce, to the extent of such forfeitures, the Employer Matching Contributions required to be made next following the determination of any such forfeiture amounts.

(d)    Reinstated Benefits: If a forfeiture arising under Section 6.9 is reinstated in accordance with the provisions of Section 6.9 because of an appropriate claim of forfeited unclaimed benefit by the Participant, Beneficiary or other distributee, the Employer shall contribute, within a reasonable time following such claim, an amount equal to the forfeiture to be reinstated.

(e)    Non-Elective Contributions: The Employer may also make Non-Elective Contributions to Enhanced Participants' Non-Elective Contribution Accounts (subject to adjustments for forfeitures and limitations on annual additions as specified elsewhere in the Plan) in cash. For any particular Plan Year or time period with a Plan Year, the Employer in its sole discretion shall determine the amount of such Non-Elective Contributions. The Employer shall make such contribution to the Trust Fund for any particular Plan Year or time period with a Plan Year at such time as the Employer determines. The Employer may make more than one contribution for the same time period. Such Non-Elective Contributions shall be allocated in the manner specified in Section 5.3(b).

4.2    Pre-Tax Contributions
: Each Participant who has chosen to defer a portion of his Compensation as a Pre-Tax Basic Contribution to the Plan pursuant to Section 3.4 may elect to defer any whole percentage, up to a maximum of six (6%) of his Compensation as a Pre-Tax Basic Contribution. In addition, the Participant may elect to defer any whole percentage, up to a maximum of forty-four (44%) of his Compensation, as a Pre-Tax Excess Contribution. Each

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such contribution, if any, will be determined as of the last day of each payroll period and contributed to the Trust Fund by the Employer as soon as administratively feasible thereafter. Each Participant’s Pre-Tax Contribution Account will be fully vested and nonforfeitable at all times.

(a)    Notification of Deferral Elections: Each Participant must notify the Committee of the amount he elects to defer as a Pre-Tax Basic Contribution and as a Pre-Tax Excess Contribution, according to administrative procedures the Committee may establish, until such time as the Committee authorizes the discontinuance of the Pre-Tax Contributions according to uniform, nondiscriminatory policies the Committee may develop. Except as otherwise provided in this Section, a Participant’s deferral election or automatic deferral under Section 4.2(f) will continue in effect during subsequent Plan Years unless the Participant notifies the Committee of his choice to change or discontinue his Pre-Tax Basic Contribution or his Pre-Tax Excess Contribution election according to administrative procedures the Committee may establish.

(b)    Changes in Deferral Elections: A Participant may change or discontinue the amount of his Pre-Tax Basic Contribution and/or Pre-Tax Excess Contribution at any time during the Plan Year by directing the Committee, according to administrative procedures the Committee may establish.

(c)    Automated Response Unit: The Committee may, as a part of the administrative procedures it establishes and in lieu of written procedures contemplated in this Plan, authorize use of an “automated response unit” which generates written acknowledgments of transactions.

(d)    Limits on Deferrals: No Participant will be permitted to have Pre-Tax Contributions made under this Plan, or any other qualified plan the Company maintains during any taxable year, in excess of the dollar limitation of Code Section 402(g) in effect for such taxable year, except to the extent permitted by Code Section 414(v). If a Participant’s Pre-Tax Contributions exceed the applicable limit described in the preceding sentence, or if the Participant submits a written claim to the Committee, at the time and in the manner the Committee prescribes specifying the amount of Pre-Tax Contributions that exceeds the applicable limit of Code Section 402(g) when added to the amounts the Participant deferred in other plans or arrangements, then such excess (the “Excess Deferrals”), plus any income and minus any loss allocable to such amount, will be returned to the Participant by April 15 of the following year.

(e)    Catch-Up Contributions: All Employees who are eligible to make Pre-Tax Contributions under this Plan and who have attained age 50 before the close of the Plan Year will be eligible to make catch-up contributions according to and subject to the limitations of Code Section 414(v). Such catch-up contributions will not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan will not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such

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catch-up contributions.

(f)    Automatic Deferrals and Automatic Increases:

(i)    Automatic Deferrals - Newly Eligible Employees: If, on or before the 45th day after the date an Employee becomes eligible to participate under Section 3.1, the Employee has not affirmatively chosen to defer a portion of his Compensation as a Pre-Tax Contribution to the Plan (including a zero Pre-Tax Contribution percentage), the Employee automatically will be enrolled to defer four percent (4%) of his Compensation as a Pre-Tax Contribution.
(ii)    Automatic Deferrals - Existing Participants: If, during the 45-day period before (as applicable) March 31, 2012 or such future date as the Committee may designate, a Participant has not made an affirmative election to defer a portion of his Compensation as a Pre-Tax Contribution to the Plan (including a zero Pre-Tax Contribution percentage), the Participant automatically will be enrolled to defer four percent (4%) of his Compensation as a Pre-Tax Contribution. This Section 4.2(f)(ii) shall not apply to a Participant:
(1)    To which Section 4.2(f)(i) applies, or
(2)    Who has in effect an election (either through an affirmative election or automatic deferral) to defer at least four percent (4%) of his Compensation as a Pre-Tax Contribution.
(iii)    Automatic Increases: If, as of July 1 of each Plan Year,
(1)    a Participant has not affirmatively elected to have no automatic deferral percentage increases apply to the Participant, and
(2)    the Participant is deferring less than 8% of the Participant’s Compensation as a Pre-Tax Contribution,
then effective as of the immediately following April 1, the Participant’s deferral percentage automatically will be increased to the next higher whole percentage, or at least 4% if the Participant is deferring less than the automatic enrollment rate of 4%.
(g)    Employee’s Effective Date of Automatic Deferrals: An “Employee’s Effective Date of Automatic Deferrals” means, as applicable:

(i)    The date the Employee becomes eligible to participate under Section 3.1;
(ii)    March 31, 2012; or
(iii)    Such future dates as the Committee designates from time to time.

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(h)    Opting Out before Becoming a Participant: At any time before the Employee’s Effective Date of Automatic Deferrals, the Employee may affirmatively elect, according to rules the Committee prescribes, a Pre-Tax Contribution percentage that is different from that specified in Section 4.2(f) (including a zero Pre-Tax Contribution percentage). The Employee’s election will become effective as soon as administratively feasible after the Employee properly files his application according to rules the Committee prescribes.

(i)    Opting Out after Becoming a Participant: If, before an Employee's Effective Date of Automatic Deferrals, the Employee has not affirmatively elected, according to rules the Committee prescribes, a Pre-Tax Contribution percentage that is different from that specified in Section 4.2(f) (including a zero Pre-Tax Contribution percentage), then at any time thereafter the Employee may affirmatively elect, according to rules the Committee prescribes, a Pre-Tax Contribution percentage that is different from those specified in Section 4.2(f) (including a zero Pre-Tax Contribution percentage). The Employee’s election will become effective as soon as administratively feasible after the Employee properly files his application according to rules the Committee prescribes.

4.3    Roth 401(k) Contributions:

(a)    In General: Effective as of April 1, 2016, a Participant may designate that all or a portion of his Pre-Tax Contributions under Section 4.2 or Catch-up Contributions under Section 4.2(e) shall instead be Designated Roth Contributions within the meaning of Code Section 402A and that are described in paragraph (b) below.
(b)    Designated Roth Contribution: The term "Designated Roth Contribution" means a deferral the Participant elects to make from his Compensation that:
(i)    The Participant irrevocably designates at the time of the deferral as not being excludable from the Participant's gross income;
(ii)    Would otherwise have been excludable from the Participant's gross income of as a Pre-Tax Contribution;
(iii)    The Employer treats as includable in the Participant's income at the time the Participant would have received the amount in cash if the Participant had not made the deferral election; and
(iv)    Satisfies the Plan's requirements applicable to Pre-Tax Contributions.
(c)    Designation Limits: The amount of Pre-Tax Contributions a Participant may designate under paragraph (b) shall not exceed the excess (if any) of:
(i)    The maximum amount of Pre-Tax Contributions otherwise excludable from the Participant's gross income for the taxable year, over

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(ii)    The aggregate amount of the Participant's Pre-Tax Contributions for the taxable year that the Participant does not designate as Designated Roth Contributions under paragraph (b).
(d)    Separate Accounting: The Administrator shall establish separate accounts ("Designated Roth Accounts") for the Designated Roth Contributions of each Participant and any earnings or losses properly allocable to the contributions and the Administrator shall maintain separate recordkeeping with respect to each Designated Roth Account.
(i)    The Administrator will credit contributions and debit withdrawals of Designated Roth Contributions to a Designated Roth Account maintained for the Participant who made the designation;
(ii)    The Administrator will maintain a record of the Participant's investment in the contract (i.e., Designated Roth Contributions that have not been distributed) with respect to the Participant's Designated Roth Account.
(iii)    The Administrator will separately allocate gains, losses, and other credits or charges on a reasonable and consistent basis to the Participant's Designated Roth Account and the Participant's other accounts under the Plan.
(iv)    Forfeitures shall not be allocated to a Participant's Designated Roth Account.
(v)    These separate accounting rules apply at the time the Designated Roth Contribution is contributed to the Plan and shall continue to apply until the Designated Roth Account is completely distributed.
(vi)    No contributions other than Designated Roth Contributions and properly attributable earnings will be credited to each Participant's Designated Roth Account.
(vii)    References in the Plan to "Pre-Tax Contributions" shall be deemed to include amounts the Participant designates as Designated Roth Contributions where the context requires, such as for purposes of determining a Participant's Account balances, performing the Actual Deferral Percentage test, determining Employer Matching Contributions, participation on reemployment, restrictions on deferrals after taking a hardship distribution, and investments.
(e)    Distributions: A Participant's Designated Roth Account may be distributed at such time as the Participant would be eligible to take a distribution of his Pre-Tax Contributions.
(i)    Restrictions on Distribution: A Participant's Designated Roth Account may not be distributed before the occurrence of any event under which the Plan would permit the distribution of the Participant's Pre-Tax Contributions.

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(ii)    Minimum Required Distributions: A Participant's Designated Roth Account must be distributed or begin to be distributed by the Participant's Required Beginning Date in the same manner as Pre-Tax Contributions under the Plan.
(iii)    Choice of Distribution/Loan Source: A Participant with both a Designated Roth Account and other Accounts in the Plan may choose whether a distribution or loan from the Plan is from the Participant's Designated Roth Account and from other Accounts in the Plan. If the Participant fails to make such a choice by such time as the Administrator designates, distributions and loans will be taken first from the Participant's other Accounts in the Plan and then from the Participant's Designated Roth Account.
(f)    Vesting: The Participant shall immediately be 100% vested in the Participant's Designated Roth Account.
(g)    Rollovers:
(i)    Rollover Distributions: A rollover distribution from a Participant's Designated Roth Account that is otherwise allowable under the Plan may be made. However, such a rollover distribution may be made only if the rollover distribution is contributed to:
(1)    Another Designated Roth Account of the Participant or Beneficiary from whose account the payment or distribution was made, or
(2)    A Roth IRA (as defined in Code Section 408A(b)) of the Participant or Beneficiary.
(ii)    Rollover Contributions: The Plan shall accept Rollover Contributions directly from another Designated Roth Account of the Participant or from a Roth IRA of the Participant (the Plan will not accept indirect rollovers from those sources). Any Rollover Contribution to a Designated Roth Account shall not be taken into account for purposes of paragraph (b) and the limits under paragraph (c).
(h)    Testing Correction: If there are excess Pre-Tax Contributions because the Plan did not satisfy the Actual Deferral Percentage test, the Administrator may in its sole discretion exercised in a non-discriminatory manner permit a Highly Compensated Employee with elective contributions for a year that includes both Pre-Tax Contributions and Designated Roth Contributions to choose whether the excess Pre-Tax Contributions are to be attributed to Pre-Tax Contributions or Designated Roth Contributions. If the Participant is offered such a choice and fails to make such a choice by such time as the Administrator designates, distributions of excess Pre-Tax Contributions will be taken first from the Participant's Pre-Tax Contributions and then from the Participant's Designated Roth Contributions.

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4.4    Actual Deferral Percentage: The Actual Deferral Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

(a)    The amount of Pre-Tax Contributions actually paid to the Plan on behalf of each such Employee for such Plan Year, over

(b)    The Employee's Compensation (as defined in Section 5.4(c)(vi)) for such Plan Year. Notwithstanding any provision in this Plan to the contrary, an Employer may, to the extent permitted by the Code and applicable regulations, elect to include as Compensation pre-tax or after-tax contributions made under this Plan or any other plan of the Employer.

An eligible Employee for the purpose of computing the Actual Deferral Percentage is defined in Treasury Regulation Section 1.401(k)-6. The Actual Deferral Percentage of an eligible Employee who makes no Pre-Tax Contributions is zero.

The individual ratios and Actual Deferral Percentages shall be calculated to the nearest one-hundredth (1/100) of one percent (1%) of an Employee's Compensation.

The Plan uses the Actual Deferral Percentage for Participants who are Highly Compensated Employees and non-Highly Compensated Employees for the prior Plan Year in performing the nondiscrimination testing required under this Section for the current Plan Year.

4.5    Actual Deferral Percentage Limits: The Actual Deferral Percentage for the eligible Highly Compensated Employees for any Plan Year shall not exceed the greater of (a) or (b), as follows:

(a)    The Actual Deferral Percentage of Compensation for the eligible non- Highly Compensated Employees times 1.25, or

(b)    The lesser of (i) the Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees times 2.0 or (ii) the Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees plus two (2) percentages points or such lesser amount as the Secretary of Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

"Highly Compensated Employee" means any Employee who is a highly compensated employee under Section 414(q) of the Code, including any Employee who:

(i)    was a five percent (5%) owner during the current Plan Year or prior Plan Year; or

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(ii)    received Compensation during the prior Plan Year (as defined in Section 5.4(c)(vi)) in excess of $80,000 or such other dollar amount as may be prescribed by the Secretary of the Treasury or his/her delegate, excluding Employees described in Code Section 414(q)(8).

In determining status as a Highly Compensated Employee within the meaning of Code Section 414(q), the entities set forth in Regulation Section 1.414(q)-1T, Q&A-6(a)(1) through (4) must be taken into account as a single employer.

A former Employee shall be treated as a Highly Compensated Employee if (1) such former Employee was a Highly Compensated Employee when he separated from Service or (2) such former Employee was a Highly Compensated Employee in Service at any time after attaining age 55. Any former Employee who separated from Service before January 1, 1987, will be treated as a Highly Compensated Employee only if the former Employee was a five percent (5%) owner or received Compensation (as defined in Section 5.4(c)(vi) or which reasonably approximates the definition of Compensation in Section 5.4(c)(vi) in excess of $50,000 during (i) the Employee's separation year (or the year preceding such separation year) or (ii) any year ending on or after the former Employee's 55th birthday (or the last year ending before his 55th birthday).

4.6    Reduction of Pre-Tax Contribution Rates: If, on the basis of the Pre-Tax Contribution rates elected by Participants for any Plan Year, the Committee determines, in its sole discretion, that neither of the tests contained in (a) or (b) of Section 4.5 will be satisfied, the Committee may reduce the Pre-Tax Contribution rate of any Participant who is among the eligible Highly Compensated Employees to the extent necessary to reduce the overall Actual Deferral Percentage for eligible Highly Compensated Employees to a level which will satisfy either (a) or (b) of Section 4.5. The reductions in Pre-Tax Contribution rates may be made proportionately or in the order provided in Section 4.8.

4.7    Increase in Pre-Tax Contribution Rates: If a Participant's Pre-Tax Contribution is reduced below the level necessary to satisfy either (a) or (b) of Section 4.5 for the Plan Year, such Participant may be eligible to increase his Pre-Tax Contribution rate for the remainder of the Plan Year to a level not in excess of that level which will satisfy the greater of (a) or (b) of Section 4.5. Such an increase in the Pre-Tax Contribution rate shall be made by Participants on a uniform and nondiscriminatory basis, pursuant to such rules and procedures as the Committee may prescribe.

4.8    Excess Pre-Tax Contributions: As soon as possible following the end of the Plan Year, the Committee shall determine whether either of the tests contained in Section 4.5 were satisfied as of the end of the Plan Year, and any excess Pre-Tax Contributions, plus any income and minus any loss attributable thereto, of those Participants who are among the Highly Compensated Employees shall (I) first, be recharacterized as catch-up contributions with respect to such participants who, after taking into account the results of the tests in section 4.5 were, pursuant to section 4.2(e), eligible to make catch-up contributions during the

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year in question and did not make the maximum amount of catch-up contributions and (II) second, be distributed to such Participants in the manner set forth in this section 4.8.

The amount of any excess Pre-Tax Contributions to be distributed to a Participant shall be reduced by Excess Deferrals previously distributed to him pursuant to Section 4.2 for the taxable year ending in the same Plan Year. All excess Pre-Tax Contributions shall be returned to the Participants no later than the last day of the following Plan Year. The excess Pre-Tax Contributions, if any, of each Participant who is among the Highly Compensated Employees shall be determined by computing the maximum Actual Deferral Percentage which each such Participant may defer under (a) or (b) of Section 4.5. Any distribution of the excess Pre-Tax Contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the amount of Pre-Tax Contributions by, or on behalf of, each of such employees.

Excess Pre-Tax Contributions will be distributed according to the following procedures:

(a)    The dollar amount of excess Pre-Tax Contributions will be computed for each Highly Compensated Employee in accordance with the foregoing.

(b)    The excess contributions will be distributed in the following manner:

(i)    reduce the Pre-Tax Contributions beginning with the Highly Compensated Employee with the highest dollar amount of Pre-Tax Contributions to equal the dollar amount of the Highly Compensated Employee with the next highest dollar amount of Pre-Tax Contributions;

(ii)    this amount will be distributed to the Highly Compensated Employee with the highest dollar amount of Pre-Tax Contributions.

(c)    Repeat the procedure outlined in step (b) above until total excess Pre-Tax Contributions are distributed.

If those distributions are made, the Actual Deferral Percentage is treated as meeting the nondiscrimination test of Code Section 401(k)(3) regardless of whether the Actual Deferral Percentage, if recalculated after distributions, would satisfy Code Section 401(k)(3). For purposes of Code Section 401(m)(9), if a corrective distribution of excess contributions has been made, or a recharacterization has occurred, the Actual Deferral Percentage for Highly Compensated Employees is deemed to be the largest amount permitted under Code Section 401(k)(3).

The amount of any excess Pre-Tax Contributions to be distributed to a Participant shall be reduced by Excess Deferrals previously distributed to him pursuant to Section 4.2 for the taxable year ending in the same Plan Year. All excess Pre-Tax Contributions shall be returned to the Participants no later than the last day of the following Plan Year. The excess Pre-Tax Contributions, if any, of each Participant who is among the Highly Compensated Employees shall be determined by computing the maximum Actual Deferral Percentage which

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each such Participant may defer under (a) or (b) of Section 4.5 and then reducing the Actual Deferral Percentage of some or all of such Participants who elected an Actual Deferral Percentage in excess of such maximum by an amount of sufficient size to reduce the overall Actual Deferral Percentage for eligible Participants who are among the Highly Compensated Employees to a level which satisfies either (a) or (b) of Section 4.5. Excess Pre-Tax Contributions shall be adjusted in the following manner: The Highly Compensated Employee having the largest amount of Pre-Tax Contributions shall have his portion of excess Pre-Tax Contributions recharacterized as catch-up contributions and/or distributed to him until one of the tests in (a) or (b) of Section 4.5 is satisfied, or until his Pre-Tax Contributions equal the Pre-Tax Contributions of the Highly Compensated Employee having the second largest amount of Pre-Tax Contributions. This process shall continue until sufficient total reductions have occurred to achieve compliance with (a) or (b) of Section 4.5.

The income or loss attributable to the Participant's excess Pre-Tax Contributions for the Plan Year shall be determined by multiplying the income or loss attributable to the Participant's Pre-Tax Contribution Account balance for the Plan Year by a fraction, the numerator of which is the excess Pre-Tax Contribution and the denominator of which is the Participant's total Pre-Tax Contribution Account balance. Excess Pre-Tax Contributions shall be treated as Annual Additions under Section 5.4 of the Plan.

4.9    Contribution Percentage: The Contribution Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

(a)    The total of the Employer Matching Contributions (the "Aggregate Contributions") paid under the Plan on behalf of each such Employee for such Plan Year, to

(b)    The Employee's Compensation (as defined in Section 5.4(c)(vi)) for such Plan Year.

In computing the Contribution Percentage, the Employer may elect to take into account after-tax and pre-tax contributions made under this Plan or any other plan of the Employer to the extent permitted under applicable Treasury Regulations.

A Participant's Contribution Percentage shall be determined after determining the Participant's Excess Deferrals, if any, pursuant to Section 4.2, and after determining the Participant's excess Pre-Tax Contributions pursuant to Section 4.8.

The Plan uses the Contribution Percentage for Participants who are Highly Compensated Employees and non-Highly Compensated Employees for the prior Plan Year in performing the nondiscrimination testing required under this Section for the current Plan Year.

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4.10    Contribution Percentage Limits: Each of the Contribution Percentage for the eligible Employees for any Plan Year who are Highly Compensated Employees shall not exceed the greater of (a) or (b), as follows:

(a)    The Contribution Percentage for the eligible Employees who are not Highly Compensated Employees times 1.25, or

(b)    The lesser of (i) the Contribution Percentage for the eligible Employees who are not Highly Compensated Employees times two (2) or (ii) the Contribution Percentage for the eligible Employees who are not Highly Compensated Employees plus two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

The Contribution Percentage for any Highly Compensated Employee for any Plan Year who is eligible to have matching employer contributions made on his behalf or to make after-tax contributions under one or more plans described in Section 401(a) of the Code that are maintained by an Employer or an Affiliate in addition to this Plan shall be determined as if all such contributions were made to this Plan.

If this Plan must be combined with one or more other plans in order to satisfy the requirements of Code Section 410(b), then the Contribution Percentage shall be determined as if all such plans were a single plan. If two or more plans are permissively aggregated for the purposes of Code Section 410(b) (other than the average benefit percentage test), then the Contribution Percentage shall be determined as if all such plans were a single plan.

4.11    Treatment of Excess Aggregate Contributions: If neither of the tests described above in Section 4.10 is satisfied with respect to Aggregate Contributions, the excess Aggregate Contributions, plus any income and minus any loss attributable thereto, shall be forfeited, or if not forfeitable, shall be distributed no later than the last day of the Plan Year following the Plan Year in which such excess Aggregate Contributions were made. The income and loss attributable to the Participant's excess Aggregate Contributions for the Plan Year shall be determined by multiplying the income or loss attributable to the Participant's Account for the Plan Year by a fraction, the numerator of which is the excess Aggregate Contribution, and the denominator of which is the Participant's total Account balance. Excess Aggregate Contributions shall be treated as Annual Additions under Section 5.4 of the Plan.

The excess Aggregate Contributions, if any, of each Participant who is among the Highly Compensated Employees shall be determined by computing the maximum Contribution Percentage under (a) or (b) of Section 4.10. Any distribution of the excess Aggregate Contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the amount of contributions on behalf, or by, each such employee. Forfeitures of excess Aggregate Contributions may not be allocated to Participants whose contributions are reduced under this paragraph.

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Excess Aggregate Contributions will be distributed according to the following procedures:

(a)    The dollar amount of excess Aggregate Contributions will be computed for each affected Highly Compensated Employee in accordance with the foregoing.

(b)    The excess Aggregate Contributions will be distributed in the following manner:

(i)    reduce the Aggregate Contributions beginning with the Highly Compensated Employee with the highest dollar amount of Aggregate Contributions to equal the dollar amount of the Highly Compensated Employee with the next highest amount of Aggregate Contributions;

(ii)    this amount will be distributed to the Highly Compensated Employee with the highest dollar amount of Aggregate Contributions.

(c)    Repeat the procedure outlined in step (b) above until total excess Aggregate Contributions are distributed.

If these distributions are made, the Contribution Percentage is treated as meeting the nondiscrimination test of Code Section 401(m)(2), regardless of whether the Contribution Percentage, if recalculated after distributions, would satisfy Code Section 401(m)(2). For purposes of Code Section 401(m)(9), if a corrective distribution of excess aggregate contributions has been made, the Contribution Percentage for Highly Compensated Employees is deemed to be the largest amount under Code Section 401(m)(2). For each Participant who is a Highly Compensated Employee, the amount of excess Aggregate Contributions is equal to the total Employer Contributions on behalf of the Participant (determined before the application of this paragraph) minus the amount determined by multiplying the Participant's actual contribution ratio (determined after application of this paragraph) by his Compensation used in determining such ratio. The individual ratios and Contribution Percentages shall be calculated to the nearest 1/100 of 1% of the Employee's Compensation as such term is used in paragraph (b) of Section 4.10.

4.12    Employer Matching Contributions and Pre-Tax Contributions to be Tax-Deductible: Employer Matching Contributions and Pre-Tax Contributions shall not be made in excess of the amount deductible under applicable Federal law now or hereafter in effect limiting the allowable deduction for contributions to profit-sharing plans. The Employer Matching Contributions and Pre-Tax Contributions to this Plan when taken together with all other contributions made by the Employer to other qualified retirement plans shall not exceed the maximum amount deductible under Section 404 of the Code.

4.13    Maximum Allocations: Notwithstanding the above, the total Annual Additions made to the Account of any Participant shall not exceed the limits prescribed in Section 5.4.

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4.14    Refunds to Employer: Once Contributions are made to the Plan by the Employer on behalf of the Participants, they are not refundable to the Employer unless a Contribution:

(a)    Was made by mistake of fact; or

(b)    Was made conditioned on the contribution's being allowed as a deduction and such deduction was disallowed.

Any Contribution made by the Employer during any Plan Year in excess of the amount deductible or any Contribution attributable to a good faith mistake of fact shall be refunded to the Employer. The amount which may be returned to the Employer is the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or the excess of the amount contributed over the amount deductible, as applicable. A Contribution made by reason of a mistake of fact may be refunded only within one (1) year following the date of payment. Any Contribution to be refunded because it was not deductible under Section 404 of the Code may be refunded only within one (1) year following the date the deduction was disallowed. Earnings attributable to any such excess Contribution may not be withdrawn, but losses attributable thereto must reduce the amount to be returned. In no event may a refund be due which would cause the Account balance of any Participant to be reduced to less than the Participant's Account balance would have been had the mistaken amount, or the amount determined to be non-deductible, not been contributed.

ARTICLE V
PARTICIPANTS' ACCOUNTS
5.1    Trust Accounts: The Committee shall create and maintain adequate records to reflect all transactions of the Trust Fund and to disclose the interest in the Trust Fund of each Participant (whether on active or inactive status), former Participant and Beneficiary.

(a)    Accounts for Participants: Such accounts shall be maintained for each Participant as may be appropriate from time to time to reflect his interest in each Investment Fund in which he may be participating at any time as contemplated under Section 8.1.

(i)    The interest in each Investment Fund attributable to the Contributions made by or on behalf of each Participant shall be reflected in a Pre-Tax Contribution Account, Roth Contribution Account, and/or an After-Tax Contribution Account for each Participant.

(ii)    The interest of each Participant attributable to the Employer Matching Contributions made to the Plan before the effective date of the 1991 Plan shall be reflected in an Employer Matching Contribution Account for each Participant.

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(iii)    The interest of each Participant attributable to the Non-Elective Contributions made to the Plan shall be reflected in a Non-Elective Contribution Account for each Participant.

(iv)    The interest in each Investment Fund that is attributable to a rollover of funds previously held on the Employee's behalf in an individual retirement account or a plan qualified under Sections 401(a) and 501(a) of the Code shall be held in a Rollover Account.

(b)    Rights in Trust Fund: The maintenance of individual Accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each Account shall not be required. Distribution and withdrawals made from an Account shall be charged to the Account as of the date paid.

5.2    Valuation of Trust Fund: A valuation of the Trust Fund shall be made as of each Valuation Date. For the purposes of each such valuation, the assets of each Investment Fund shall be valued at their respective current market values, and the amount of any obligations for which the Investment Fund may be liable, as shown on the books of the Trustee, shall be deducted from the total value of the assets. For the purposes of maintenance of books of account in respect of properties comprising the Trust Fund, and of making any such valuation, the Trustee shall account for the transactions of the Trust Fund on a cash basis. The current market value shall, for the purposes hereof, be determined as follows:

(a)    Where the properties are securities which are listed on a securities exchange, or which are actively traded over the counter, the value shall be the last recorded bid and asked prices, whichever shall be the later. If transactions regarding such property are recorded over more than one such exchange, the Trustee may select the exchange to be used for purposes hereof. Recorded information regarding any such securities published in The Wall Street Journal or any other publication deemed appropriate may be relied on by the Trustee. If no transactions involving any such securities have been recorded within ten (10) days before the particular Valuation Date, such securities shall be valued as provided in paragraph (b) below.

(b)    Where paragraph (a) hereof shall be inapplicable in the valuation of any properties, the Trustee shall obtain from at least two (2) qualified persons an opinion as to the value of such properties as of the close of business on the particular Valuation Date. The average of such estimates shall be used.

5.3    Allocation to Accounts:

(a)    Pre-Tax Contributions: Pre-Tax Contributions pursuant to Section 4.2 received in the Trust Fund since the preceding Valuation Date shall be credited to the respective Accounts of the Participants and invested in the Investment Funds in accordance with their instructions pursuant to Section 8.1.

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(b)    Allocation: Any cash the Employer contributes pursuant to Section 4.1(a) for the Plan Year or time period within the Plan Year in question shall be allocated separately to Enhanced Participants and to Participants other than Enhanced Participants based on how the Employer designated such contribution pursuant to Section 4.1(a). Such contributions shall be allocated to each Participant within the group in question in the ratio that such Participant's Pre-Tax Basic Contribution for the Plan Year or time period within the Plan Year in question bears to the total Pre-Tax Basic Contributions of all Participants in the group in question for the Plan Year or time period within the Plan Year in question in an amount not to exceed:

(i)    Sixty-six and two-thirds percent (66⅔%) of the total of the Pre-Tax Basic Contributions of each Participant other than an Enhanced Participant for the Plan Year or time period within the Plan Year in question, and

(ii)    One hundred percent (100%) of the total of each Enhanced Participant's Pre-Tax Basic Contributions for the Plan Year or time period within the Plan Year in question.

Any Non-Elective Contribution the Employer contributes pursuant to Section 4.1(e) and any amount not allocated pursuant to the preceding sentence for the Plan Year or time period within the Plan Year in question shall be allocated to each Enhanced Participant who is employed by the Employer or an Affiliate on the last day of the Plan Year for which the contribution was made. Such contribution shall be allocated among each such Enhanced Participant in the proportion that such Enhanced Participant's Compensation for the Plan Year or time period within the Plan Year in question bears to the Compensation of all such Enhanced Participants for the Plan Year or time period within the Plan Year in question.

(c)    Rollover Account: Any Employee who is a Participant, or who would be a Participant but for a failure to satisfy the participation requirements of Article III may, with the approval of the Administrator, make a contribution to a Rollover Account under the Plan. Such an Account shall be in cash and shall be a contribution attributable to:

(i)    a "qualified total distribution" (as defined in Section 402(a)(5) of the Code) distributed to the contributing Employee under Section 402(a)(5) from a plan that is qualified under Sections 401(a) and 501(a) of the Code (a "Qualified Plan") or distributed to the Employee under Section 402(a)(4) from an "employee annuity" as referred to in that Section; or

(ii)    a payout or distribution to the Employee referred to in Section 408(d)(3) from an "individual retirement account" or an "individual retirement annuity" described, respectively, in Section 408(a) or Section 408(b) consisting exclusively of amounts attributable to "qualified total distributions" (as defined in Section 402(a)(5)) from a Qualified Plan other than the amounts attributable to a distribution from a Qualified Plan under which the Employee was at any

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time an "employee" (as defined in Section 401(c)(1)). The Trustee may condition acceptance of a contribution intended to be a contribution to a Rollover Account on receipt of such documents as it may require. If an Employee makes a contribution pursuant to this Section 5.3(c) intended to be a contribution to a Rollover Account but which the Administrator later concludes did not qualify as a contribution to a Rollover Account, the Trustee shall distribute to the Employee, as soon as practicable after that conclusion is reached, the entire Account Balance in his or her Rollover Account deriving from such contribution determined as of the Valuation Date coincident with or immediately following such discovery.

Effective for Plan Years on or after January 1, 2002, an Employee may also make a contribution from another plan qualified under Code Section 403(a), from an individual retirement account or annuity under Code Section 408(a) or (b), from an annuity contract described under Code Section 403(b), or from an eligible plan under Code Section 457(b) which is maintained by a state, or political subdivision of a state, or an agency or instrumentality of a state, or political subdivision of a state. In addition, an Employee may also contribute a distribution from any of the foregoing that the Employee receives on behalf of his surviving spouse.

(d)    Allocation Procedures: The Accounts of Participants, former Participants and Beneficiaries shall be adjusted in accordance with the following:

(i)    Earnings of the Investment Fund: The earnings (or loss) of the Investment Fund since the preceding Valuation Date (including the appreciation or depreciation in value of the assets of the Investment Fund) shall be allocated to the Accounts of Participants (other than a terminated Participant's Accounts which have become current obligations of the Investment Fund) in proportion to the balances in such Accounts on the preceding Valuation Date, but after first reducing each such Account balance by any distribution from such Account since the preceding Valuation Date.

(ii)    Forfeitures: As of each Valuation Date, any amounts which have become forfeitures since the preceding Valuation Date shall first be made available to reinstate previously forfeited Account balances of previous Participants who have unclaimed benefits, if any, in accordance with Section 6.9. The remaining forfeitures shall be used to pay any expenses of the Plan or to reduce Employer Matching Contributions as specified under Section 4.1.

5.4    Maximum Annual Additions: Notwithstanding anything contained herein to the contrary, the total Annual Additions made to the Account of a Participant for any Plan Year shall be subject to the following limitations:

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(a)    Single Defined Contribution Plan:

(i)    If an Employer does not maintain any other qualified plan, the amount of Annual Additions which may be allocated under this Plan on a Participants behalf for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.

(ii)    Before the determination of the Participant's actual Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Employer contributions (including allocation of forfeitures) based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

(iii)    As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

(iv)    If the Annual Addition is exceeded for any Participant, the Plan may correct such excess only in accordance with the methods set forth in the Employee Plans Compliance Resolution System, Rev. Proc. 2008-50, or any superseding guidance.

(b)    Two or More Defined Contribution Plans: For purposes of applying the limitations of Code Section 415, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer, a "predecessor employer," or a Related Company, under which the Participant receives Annual Additions are treated as one defined contribution plan. The "Employer" means the Employer that adopts this Plan and all Related Companies, except that for purposes of this Section, the determination shall be made by applying Code Section 415(h), and shall take into account tax-exempt organizations under Regulation Section 1.414(c)-5, as modified by Regulation Section 1.415(a)-1(f)(1). For purposes of this Section:

(i)    A former Employer is a "predecessor employer" with respect to a Participant in a Plan maintained by an Employer if the Employer maintains a Plan under which the Participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the Plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in Regulation Section 1.415(f)-1(b)(2) apply as if the Employer and predecessor Employer constituted a single employer under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately before the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately after the cessation of

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affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.

(ii)    With respect to an Employer of a Participant, a former entity that antedates the Employer is a "predecessor employer" with respect to the Participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.

For purposes of aggregating plans for Code Section 415, a "formerly affiliated plan" of an employer is taken into account for purposes of applying the Code Section 415 limitations to the Employer, but the formerly affiliated plan is treated as if it had terminated immediately before the "cessation of affiliation." For purposes of this paragraph, a "formerly affiliated plan" of an employer is a plan that, immediately before the cessation of affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, a "cessation of affiliation" means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Regulation Section 1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

Two or more defined contribution plans that are not required to be aggregated pursuant to Code Section 415(f) and the Regulations thereunder as of the first day of a Limitation Year do not fail to satisfy the requirements of Code Section 415 with respect to a Participant for the Limitation Year merely because they are aggregated later in that Limitation Year, provided that no Annual Additions are credited to the Participant's Account after the date on which the plans are required to be aggregated.

(c)    Definitions

(i)    Employer: The Employer that adopts this Plan. In the case of a group of employers which constitutes a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), or which constitutes trades and businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) as modified by Section 415(h)), or an affiliated service group (as defined in Section 414(m)), all such employers shall be considered a single Employer for purposes of applying the limitations of this Section.

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(ii)    Annual Additions: With respect to each Plan Year (Limitation Year), the total of the Employer Matching Contributions, Non-Elective Contributions, Pre-Tax Contributions, After-Tax Contributions, forfeitures and amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code, which are allocated to the Participant's Account, excluding any amounts contributed to reinstate an unclaimed benefit.

Annual Addition shall not include (i) a Rollover Contribution, (ii) a direct transfer of a benefit or Employee contribution from a qualified plan to this Plan, (iii) a repayment of a loan made to a Participant from the Plan, (iv) a repayment of an amount described in Code Section 411(a)(7)(B) in accordance with Code Section 411(a)(7)(C) and Code Section 411(a)(3)(D), as well as Employee restorations of benefits that are required pursuant to such repayments, or (v) a restorative payment. A restorative payment is a payment made to restore losses to the Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Generally, a payment is a restorative payment only if the payments are made in order to restore some or all of the Plan's losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes a payment to the Plan made pursuant to a Department of Labor order, the Department of Labor's Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered Annual Additions.

(iii)    Excess Amount: The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

(iv)    Limitation Year: A twelve (12) consecutive month period ending on December 31. The Limitation Year may be changed only by Plan amendment. If the Plan is terminated effective as of a date other than the last day of the Plan’s Limitation Year, the Plan is treated as if the Plan had been amended to change its Limitation Year.

(v)    Maximum Permissible Amount: Except to the extent permitted under Section 4.2 and Code Section 414(v), the Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of: (a) $40,000, as adjusted for increases in the cost of living under Code Section 415(d), or (b) 100 percent of the Participant's Compensation, within the meaning of Code Section 415(c)(3),

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for the Limitation Year. The Compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition.

(vi)    Compensation: For purposes of applying the limitations of Code Section 415, Compensation shall include the Participant's wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances) and shall exclude the following:

(1)(A) contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed, (B) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (C) any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed, except any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includable in the gross income of the Employee;

(2)    amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3)    amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(4)    other amounts which receive special tax benefits, such as premiums for group life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

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For the purposes of this Section, the determination of Compensation shall be made by not including amounts that would otherwise be excluded from a Member's gross income by reason of the application of Code Sections 125, 402(g)(3), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b). For "limitation years" beginning after December 31, 1988, Compensation shall be limited to $200,000 (unless adjusted in the same manner as permitted under Code Section 415(d)). Notwithstanding anything to the contrary in this definition, Compensation under this Section shall include any and all items which may be includable in Compensation under Section 415(c)(3) of the Code, including (i) any elective deferral (as defined in Code Section 402(g)(3), (ii) any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Code Section 125 and 457, and (iii) from and after January 1, 2001, any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Code Section 132(f).

For Limitation Years beginning on and after January 1, 2008, Compensation for a Limitation Year also shall include Compensation paid by the later of 2½ months after a Participant’s severance from employment with the Employer or the end of the Limitation Year that includes the date of the Participant’s severance from employment with the Employer, if:
(I)    the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a severance from employment, the payments would have been paid to the Participant while the Participant continued in employment with the Employer;
(II)    the payment is for unused accrued bona fide sick, vacation or other leave that the Participant would have been able to use if employment had continued; or
(III)    the payment is received by the Participant pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includable in gross income.
Any payments not described above shall not be considered Compensation if paid after severance from employment, even if they are paid by the later of 2½ months after the date of severance from employment or the end of the Limitation Year that includes the date of severance from employment, except (1) payments to an individual who does not currently perform services for the employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the employer rather than entering qualified military service, or (2)

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compensation paid to a Participant who is permanently and totally disabled, as defined in Code Section 22(e)(3), provided that salary continuation applies to all Participants who are permanently and totally disabled for a fixed or determinable period, or the Participant was not a Highly Compensated Employee immediately before becoming disabled. Effective January 1, 2009, solely for purposes of this Section 5.4, an individual receiving a differential wage payment (as defined in Code Section 3401(h)(2)) shall be treated as an Employee of the Employer making the payment and the differential wage payment shall be treated as Compensation.

(vii)    Average Compensation: The average Compensation during a Participant's high three (3) years of Service, which period is the three (3) consecutive calendar years (or, the actual number of consecutive years of employment for those Employees who are employed for less than three (3) consecutive years with the Employer) during which the Participant had the greatest aggregate Compensation from the Employer.

(viii)    Annual Benefit: A benefit payable annually in the form of a straight life annuity (with no ancillary benefits) under a plan to which Employees do not contribute and under which no rollover contributions are made.

ARTICLE VI
PARTICIPANTS' BENEFITS
6.1    Termination of Service
: If any Participant Severs from Service for any reason other than disability, Retirement on or after Retirement Date, or death, such Participant shall, subject to the further provisions of the Plan, be entitled to receive:

(a)    100% of the value in his Pre-Tax Contribution Account, Roth Contribution Account, After-Tax Contribution Account, Rollover Account, and Employer Matching Contribution Account, and

(b)    The Participant's Vested Percentage of the value in his Non-Elective Contribution Account.

The non-vested balance of a Participant's Non-Elective Contribution Account shall be forfeited on the earlier of:

(i)    The distribution of the entire vested benefit of the Participant, or

(ii)    The last day of the Plan Year in which the Participant incurs five consecutive 1-Year Periods of Severance.

For purposes of paragraph (i) above, if a Participant has a Severance from Employment and his vested benefit under the Plan is zero, such Participant shall be deemed to have received a distribution of his vested benefit under the Plan on his incurring a 1-Year Period of Severance.

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6.2    Disability of Participants: If the Committee shall find and advise the Trustee that the employment of a Participant who has been terminated as a consequence of such Participant's having become totally and permanently disabled and entitled to receive disability benefits under the provisions of the Company's Long Term Disability Plan, as adopted effective June 1, 1987, and as amended from time to time, such Participant shall become entitled to receive the entire interest in his Accounts. Disability hereunder shall not include any disability sustained in the course of, or as a consequence of, military service, or occupational hazard arising out of and in the course of employment by any person other than an Employer, or the commission of any criminal offense.

6.3    Death of Participants: In the event of the death of any Participant, the entire amount in the Accounts of such Participant after receipt by the Committee of acceptable proof of death shall be payable as follows:

(a)    The Participant's Account shall be distributed to the Participant's surviving spouse, but if there is no surviving spouse, or if the surviving spouse has already consented by a qualified election pursuant to Section 6.3(b) to the Beneficiary or Beneficiaries designated by the Participant in a written designation filed with his Employer, or if no such designation shall have been so filed, or if no designated Beneficiary survives the Participant or can be located by the Committee, then to the duly appointed executor or administrator of the Participant's estate; or if no administration of the estate of such decedent is necessary, then to the Beneficiary entitled thereto under the last will of such deceased Participant; or if such decedent left no will, to the legal heirs of such decedent determined in accordance with the laws of intestate succession of the state of the decedent's domicile. No designation of any Beneficiary other than the Participant's surviving spouse shall be effective unless in writing and received by the Participant's Employer, and in no event shall it be effective as of a date before such receipt. The former spouse of a Participant shall be treated as a surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

(b)    The Participant's spouse may waive the right to be the Participant's sole Beneficiary and consent to the Beneficiary designation made by the Participant. The waiver must be in writing and the spouse must acknowledge the effect of the waiver. The spouse's waiver must be witnessed by a Plan representative or a notary public. The Beneficiary designated by the Participant may not be changed without the spouse's consent, unless the consent of the spouse permits designation of Beneficiaries by the Participant without any requirement of further consent by the spouse. The Participant may file a waiver without the spouse's consent if it is established to the satisfaction of the Committee that such written consent may not be obtained because there is no spouse or the spouse may not be located. Any consent under this Section 6.3(b) will be valid only with respect to the spouse who signs the consent. Additionally, a revocation of a prior spousal waiver may be made by a Participant without the consent of the spouse at any time before the distribution of the Account. The number of revocations shall not be limited.

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6.4    Retirement of Participants on or After Retirement Date: A Participant's interest in the full balance of his Account shall be fully vested and nonforfeitable on reaching his Retirement Date. Any Participant who terminates his Service on or after his Retirement Date shall attain a fully vested nonforfeitable interest in the entire amount of his Account and shall be entitled to receive the entire amount of his Account on the termination of his Service.

6.5    In-Service Distributions: Except to the extent that distribution of a Participant's Account is required before termination of his employment under Section 6.8 hereof (in the case of a Participant whose required beginning date occurs before his termination of employment) or under Section 10.5 hereof relating to termination of the Plan, or at the election of the Participant under Article VII hereof relating to certain withdrawals and loans, no distribution or withdrawal of any benefits under the Plan shall be permitted before the Participant's termination of employment.

6.6    Payments of Benefits:

(a)    Termination, Disability or Retirement: On a Participant's entitlement to payment of benefits under either Section 6.1, 6.2, or 6.4, he shall file with the Committee his written election on such form or forms, and subject to such conditions as the Committee shall provide. His election shall specify whether he wishes payments of his benefits to be made as of such entitlement or to be deferred to the extent provided below. If payments become due for any reason other than Retirement, death or Disability, and if the amounts due from the Participant's Accounts are in excess of $1,000 ($5,000 before March 28, 2005), payment of such amounts shall be deferred to the extent provided below unless the Participant, and his spouse, if applicable, consent to earlier payment. Effective January 1, 2002, a contribution to a Rollover Account (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code shall not be counted in determining whether the amounts due from the Participant's Accounts exceeds the $5,000 threshold, but shall be counted in determining the $1,000 threshold.

(b)    Death: In the case of a distribution under Section 6.3 on account of the Participant's death, the Committee shall pay the entire amount in the Participant's Accounts to his surviving spouse, or if there is no surviving spouse, or if the surviving spouse gives her consent as provided in Section 6.3, to a Beneficiary other than the surviving spouse designated by the Participant in accordance with Section 6.3. Payments to a Participant's surviving spouse and/or Beneficiary shall commence as soon as practicable after a Participant's death.

(c)    Time of Payment: Unless a Participant who is entitled to a distribution elects to defer distribution of such benefits to a later date, payment of benefits under this Plan shall be made or shall commence no later than the sixtieth day after the later of (i) the end of the Plan Year of his sixty-fifth (65th) birthday or (ii) the end of the Plan Year in which his employment terminates. A Participant may elect to defer receipt of his benefits, but such benefits must commence no later than April 1

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following the calendar year in which the Participant attains age seventy and one-half (70½).

(d)    Form of Payment: A Participant or his designated Beneficiaries (but only by his designated Beneficiaries in the event of the death of a Participant without having made such an election), may elect that the benefits payable to the Participant and/or Beneficiary be paid in one of, or in any combination of, the following methods:

(i)    Lump Sum in Cash: As a lump-sum distribution in cash. No lump-sum distribution may be paid to the Participant unless he has elected such distribution on an election form provided by the Committee.

(ii)    Installments: As installments payable in cash over a period certain not extending beyond ten (10) years. If the Participant's entire interest under the Plan is to be distributed in other than a lump sum, the installment to be distributed shall be in a series of substantially equal periodic monthly, quarterly, semi-annual or annual installments over a fixed period of time, not to exceed the lesser of 10 years or the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his or her Beneficiary, whichever is applicable, as determined by the Participant at the time of termination. Installments are to begin following the date of termination. The amount of the first installment shall be a fraction of the Participant's Account as of the Valuation Date, the numerator of which is one (1) and the denominator of which is the total number of installments not in excess of ten (10) years to be made. The amount of each subsequent installment shall be a portion of the Participant's Account as of such Valuation Date, the numerator of which is one (1) and the denominator of which is the remaining number of unpaid installments. For this purpose, life expectancy (or joint life and last survivor expectancy) is to be computed by the use of the return multiples contained in section 1.72-9 of the Treasury Regulations under the Code. For purposes of this computation, a Participant's life expectancy, or joint life and last survivor expectancy of the Participant and his or her spouse, as applicable, may be recalculated no more frequently than annually, but the life expectancy of a non-spouse Beneficiary may not be recalculated. If the Participant's spouse is not his or her designated Beneficiary, the method of distribution must assure that at least 50% of the present value of the amount available for distribution when distributions commence is paid within the life expectancy of the Participant. Notwithstanding any provision of this Plan to the contrary, all distributions will be made in accordance with the regulations under Section 401(a)(9).

6.7    Participation Rights Determined as of Valuation Date Preceding Termination of Employment: In the case of any Participant whose employment shall be terminated for any reason, no further credits or charges arising from any source shall be made to the Accounts of any such terminating Participant after the credits or charges made as of the Valuation Date immediately preceding his termination of employment, except for:

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(a)    Pre-Tax Contributions, Non-Elective Contributions, and Employer Matching Contributions made subsequent to such Valuation Date.

(b)    Withdrawals or distributions made subsequent to such Valuation Date.

(c)    Such subsequent adjustments to the values in the Accounts of such Participant up to the Valuation Date coinciding with or preceding the distribution to the Participant.

6.8    Required Minimum Distributions:

(a)    General Rules:

(i)    Effective Date: The provisions of this Section 6.8 will apply for purposes of determining Required Minimum Distributions for calendar years beginning with the 2003 calendar year.

(ii)    Precedence: The requirements of this Section 6.8 will take precedence over any inconsistent provisions of the Plan.

(iii)    Requirements of Treasury Regulations Incorporated: All distributions required under this Section 6.8 will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

(iv)    TEFRA Section 242(b)(2) Elections: Notwithstanding the other provisions of this Section 6.8, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(b)    Time and Manner of Distribution:

(i)    Required Beginning Date: The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date. Such distribution shall be at least equal to the required minimum distributions under the Code; however, any installment distributions pursuant to this Section 6.8 to Participants who have not terminated employment shall be made over a period not to exceed ten (10) years. For purposes of this Section 6.8, the life expectancy of a Participant and/or a Participant's spouse shall not be redetermined annually.

(ii)    Death of Participant before Distributions Begin: If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

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(1)    If the Participant's surviving spouse is the Participant's sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(2)    If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)    If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(4)    If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 6.8(b)(ii) other than section 6.8(b)(ii)(1) will apply as if the surviving spouse were the Participant.

For purposes of this Section 6.8(b) and section 6.8(d), unless Section 6.8(b)(ii)(4) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Section 6.8(b)(ii)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 6.8(b)(ii)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 6.8(b)(ii)(1)), the date distributions are considered to begin is the date distributions actually commence.

(iii)    Forms of Distribution: Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 6.8(c) and 6.8(d). If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.

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(c)    Required Minimum Distributions During Participant's Lifetime:

(i)    Amount of Required Minimum Distribution for Each Distribution Calendar Year: During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1)    The quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(2)    If the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

(ii)    Lifetime Required Minimum Distributions Continue Through Year of Participant's Death: Required Minimum Distributions will be determined under this Section 6.8(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

(d)    Required Minimum Distributions After Participant's Death:

(i)    Death On or After Date Distributions Begin:

(1) Participant Survived by Designated Beneficiary: If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

(A)    The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)    If the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life

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expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(C)    If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(2)    No Designated Beneficiary: If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)    Death Before Date Distributions Begin:

(1)    Participant Survived by Designated Beneficiary: If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Section 6.8(d)(i).

(2)    No Designated Beneficiary: If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(3)    Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin: If the Participant dies before the date distributions begin, the Participant's surviving spouse is the

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Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 6.8(b)(ii)(1), this Section 6.8(d)(ii) will apply as if the surviving spouse were the Participant.

(e)    Definitions:

(i)    Designated Beneficiary: The individual who is designated as the Beneficiary under Section 6.3 and is the designated Beneficiary under Code Section 401(a)(9) and Treasury Regulation Section 1.401(a)(9)-4.

(ii)    Distribution Calendar Year: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 6.8(b)(ii). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)    Life Expectancy: Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(iv)    Participant's Account Balance: The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year), increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date, and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year, if distributed or transferred in the valuation calendar year.

(v)    Required Beginning Date: April 1 following the later of (A) the calendar year in which the Participant attains age seventy and one-half (70½), or (B) the calendar year in which the Participant retires; provided, however, that in the case of a Participant who is a "five percent owner" (as defined in Code Section 401(a)(9)), benefits shall commence no later than the April 1 following the calendar year in which the Participant attains age seventy and one-half (70½).

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(f)    2009 Required Minimum Distribution:

(i)    Notwithstanding the provisions of the Plan providing for required minimum distributions, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) ("2009 RMDs"), and who would have satisfied that requirement by receiving distributions that are equal to the 2009 RMDs, will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.

(ii)    In addition, notwithstanding the provisions of the Plan providing for direct rollovers, and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs will be treated as eligible rollover distributions on or after June 8, 2009. Before this date, a direct rollover was offered only for distributions that would be eligible rollover distributions without regard to Code Section 401(a)(9)(H).

(iii)    A Participant or Beneficiary who would have been required to receive 2009 RMDs but for the enactment of Code Section 401(a)(9)(H), and who would have satisfied that requirement by receiving distributions that are one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated beneficiary, or for a period of at least 10 years ("Extended 2009 RMDs"), will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions.

(iv)    For purposes of applying the direct rollover provisions of the Plan, Extended 2009 RMDs are not treated as eligible rollover distributions.

(v)    Subject to the timing requirements outlined in applicable rules and regulations, the Plan will accept rollovers of 2009 RMDs and Extended 2009 RMDs distributed from the Plan. However, such amounts will be accepted from terminated Participants only if the Plan otherwise allows terminated Participants to make rollover contributions to the Plan.

6.9    Unclaimed Benefits: If at, after, or during the time when a benefit hereunder is payable to any Participant, Beneficiary or other distributee, the Committee, on request of the Trustee or at its own instance, shall mail by registered or certified mail to such distributee, at his last known address, a written demand for his present address or for satisfactory evidence of his continued life, or both, and if such distributee shall fail to furnish the same to the Committee within two (2) years from mailing of such demand, then the Committee may, in its sole discretion, determine that such Participant, Beneficiary or other distributee has forfeited

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his right to such benefit and may declare such benefit, or any unpaid portion thereof, terminated as if the death of the distributee (with no surviving Beneficiary) had occurred on the later of the date of the last payment made thereon, or the date such Participant, Beneficiary or other distributee first became entitled to receive benefit payments. Any such forfeited benefit shall be applied in the manner set forth in Section 5.3(d)(ii). Notwithstanding the provisions of this Section 6.9, any such forfeited benefit shall be reinstated (i) if a claim for the same is made by the Participant, Beneficiary or other distributee at any time thereafter, (ii) if the Plan is terminated, or (iii) when distribution is required under Section 6.8. The reinstatement shall be made by a mandatory contribution by the Company, allocated solely to such reinstatement.

6.10    Right to Transfer Eligible Rollover Distribution: A "Distributee" may elect, at the time and in the manner prescribed by the Committee, to have any portion of an "Eligible Rollover Distribution" paid directly to an "Eligible Retirement Plan" specified by the Distributee in a "Direct Rollover." The Committee may impose any restrictions that are permitted under applicable authorities on the right to transfer an Eligible Rollover Distribution.

For purposes of this Section, the capitalized words have the following meanings:

(a)    "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any Distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship withdrawal described in Code Section 401(k)(2)(B)(i)(IV); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

With respect to distributions made after December 31, 2001, any amount that is distributed on account of hardship (as defined in Section 7.4) shall not be an Eligible Rollover Distribution, and the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan. In addition, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Contributions, which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b) or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.

(b)    "Eligible Retirement Plan" means an individual retirement account described in

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section 408(a) of the Code; an individual retirement annuity described in section 408(b) of the Code; a Roth IRA as described in Code Section 408A(b) (for distributions made after December 31, 2007); an annuity plan described in section 403(a) of the Code; or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

With respect to distributions made after December 31, 2001, an Eligible Retirement Plan also shall mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state, or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan also shall apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is the "alternate payee" under a qualified domestic relations order, as defined in Code Section 414(p).

(c)    "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse, the Employee's Beneficiary, and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse, former spouse, or Beneficiary. A non-Spouse Beneficiary of a deceased Participant is also a Distributee for purposes of this Section; provided, however, that in the case of a non-Spouse Beneficiary, the direct rollover may be made only to an individual retirement account or annuity described in Code Section 408 that is established on behalf of the non-Spouse Beneficiary and will be treated as an inherited individual retirement account or annuity pursuant to Code Section 402(c)(11).

(d)    "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

ARTICLE VII
WITHDRAWALS AND LOANS
7.1    Withdrawal of Pre-Tax Contribution Account on or After Age 59½: A Participant who has attained age fifty-nine and one-half (59½) may elect, by giving notice in accordance with administrative procedures established by the Committee and following such other rules and procedures as may be prescribed from time to time by the Committee on a uniform and nondiscriminatory basis, to withdraw the entire amount of his After-Tax Contribution Account, his Rollover Account, his Roth Contribution Account, or his Pre-Tax Contribution Account.

7.2    Withdrawal of After-Tax Contributions and Rollover Account: Pursuant to notice given in accordance with administrative procedures established by the Committee and subject to the conditions of Section 7.3, each Participant may elect to withdraw as of any

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business day during the Plan Year, an amount specified by the Participant which may be attributable to (a) his After-Tax Contributions under the 1985 Plan, or (b) his Rollover Account, determined as of the Valuation Date which coincides with such withdrawal date.

7.3    Conditions of Withdrawals of After-Tax Contributions and Rollover Account: In making a withdrawal pursuant to Section 7.2, no Participant shall be permitted to withdraw less than $500, or the combined balance of his After-Tax Contribution Account and his Rollover Account, if their combined total is less than $500. Except as provided under Article VI and Sections 7.1 and 7.4 hereof, no withdrawals shall be permitted from a Participant's Pre-Tax Contribution Account, Employer Matching Contribution Account, or Non-Elective Contribution Account.

7.4    Hardship Withdrawals from Pre-Tax Contribution Account: A Participant may at any time, in accordance with administrative procedures established by the Committee, make a request for a hardship withdrawal in either a dollar amount or a percentage figure from his Pre-Tax Contribution Account and/or Roth Contribution Account. Notwithstanding the foregoing, however, no Participant may withdraw any income of the Trust Fund allocated to his Pre-Tax Contribution Account or Roth Contribution Account on or after January 1, 1989. The approval or disapproval of such request shall be made within the sole discretion of the Committee, except that no such request for a withdrawal shall be approved unless the Participant has certified in writing that he is facing a hardship creating an immediate and substantial financial need and that the resources necessary to satisfy that financial need are not reasonably available from other sources available to the Participant. The amount of the hardship withdrawal shall be limited to that amount which is required to meet the immediate financial need created by the hardship, including anticipated federal and state income taxes and penalties resulting from the distribution. The hardship withdrawal shall be made in cash as soon as practicable after the Participant submits the hardship request, and the dollar amount withdrawn shall be determined by reference to the value of the Pre-Tax Contribution Account and/or Roth Contribution Account as of the Valuation Date coincident with the date of the withdrawal.

A Participant who receives a hardship withdrawal shall be prohibited from making pre-tax contributions to this Plan and any other plan maintained by the Employer (except "welfare plans" as defined in Section 3(1) of ERISA) for the six (6) consecutive months following the date of distribution. The following standards (or such other standards as may be acceptable under Treasury Regulations issued pursuant to Section 401(k) of the Code) shall be applied on a uniform and non-discriminatory basis in determining the existence of such a hardship:

(a)    A financial need shall be considered immediate if it must be satisfied in substantial part within a period of twelve (12) months from the date on which the Participant certifies his eligibility for a hardship withdrawal.

(b)    To be considered a hardship for purposes of this Section, the event giving rise to the need for funds must relate to financial hardship resulting from:

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(i)    expenses previously incurred for medical care (described in Code Section 213(d)) or expenses that are necessary to incur in order to obtain medical care (as evidenced by a written estimate thereof) for the Participant, the Participant's spouse, or the Participant's dependents (as defined in Code Section 152);

(ii)    purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii)    payment for tuition for the next twelve (12) months of post-secondary education for the Participant or the Participant's spouse, children or dependents (as defined in Code Section 152);

(iv)    the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

(v)    payment for funeral expenses for the Participant's spouse or the Participant's dependents (as defined in Code Section 152).

A person shall be considered to be economically dependent on the Participant if the Participant certifies that he reasonably expects to be entitled to claim that person as a dependent for federal income tax purposes for a calendar year coinciding with the Plan Year in which the certification of hardship is made.

7.5    Loans: Any Participant who is a "party in interest" (as defined in Section 3(14) of ERISA) (hereinafter "Borrower") may make application to the Committee (according to administrative procedures the Committee establishes) to borrow from his Accounts, and the Committee in its sole discretion may permit such a loan. Loans shall be granted in a uniform and nondiscriminatory manner on terms and conditions the Committee determines that will not result in more favorable treatment of highly compensated employees and will be set forth in written procedures the Committee promulgates according to applicable governmental regulations. All such loans shall also be subject to the following terms and conditions:

(a)    The amount of the loan when added to the amount of any outstanding loan or loans to the Borrower from any other plan of the Employer or an Affiliate which is qualified under Code Section 401(a) shall not exceed the lesser of:

(i)    $50,000, reduced by the excess, if any, of the highest outstanding balance of loans from all such plans during the one-year period ending on the day before the date on which such loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made, provided, that such amount shall not exceed fifty percent (50%) of the vested value of the Borrower's Account balance, or

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(ii)    fifty percent (50%) of the present value of Borrower's vested Account balance under the Plan.

In no event may a Borrower take a loan from the Plan of less than $1,000.

(b)    The loan shall be for a term not to exceed five (5) years and shall be evidenced by a note signed by the Borrower. The loan shall be payable in periodic installments and shall bear interest at a reasonable rate which the Committee shall determine on a uniform and consistent basis. A Borrower who is an Employee will make payments by means of payroll deduction from the Borrower's compensation. If the Borrower is not receiving compensation from the Employer, the Borrower shall make loan repayment according to procedures the Committee establishes. A Borrower may repay an outstanding loan in full at any time according to procedures the Committee establishes.

(c)    If an installment payment is not paid within seven (7) days following the monthly due date, the Committee shall give written notice to the Borrower sent to his last known address. If such installment payment is not made within thirty (30) days thereafter, the Committee shall proceed with foreclosure in order to collect the full remaining loan balance or shall make such other arrangements with the Borrower as the Committee deems appropriate. Foreclosures need not be effected until occurrence of a distributable event under the terms of the Plan and no rights against the Borrower or the security shall be deemed waived by the Plan as a result of such delay.

(d)    The unpaid balance of the loan, together with interest thereon, shall become due and payable on the date of distribution of the Account and the Trustee shall first satisfy the indebtedness from the amount payable to the Borrower or to the Borrower's Beneficiary before making any payments to the Borrower or to the Beneficiary.

(e)    Any loan to a Borrower under the Plan shall be adequately secured. Such security shall include a pledge of a portion of the Borrower's right, title, and interest in the Trust Fund, which shall not exceed fifty percent (50%) of the present value of the Borrower's vested Account balance under the Plan as determined immediately after the Plan extends the loan. The Borrower's execution of a promissory note shall evidence such pledge. The promissory note will grant the security interest and provide that, if the Borrower defaults on a loan repayment, the Committee shall be authorized to take all appropriate lawful actions necessary to enforce collection of the unpaid loan.

(f)    A Borrower shall make a request for a loan according to administrative procedures the Committee establishes and shall specify the amount of the loan. If a Borrower's request for a loan is approved, the loan shall be made in a lump-sum payment of cash to the Borrower. The cash for such payment shall be obtained by

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redeeming proportionately as of the date of payment the Investment Fund or Funds, or portions thereof, that are credited to the Accounts of such Borrower.

(g)    A loan to a Borrower shall be considered an investment of the Accounts of the Borrower from which the loan is made. All loan repayments shall be credited pro rata to the Participant's Accounts based on the Account source(s) from which the loan was taken and invested in shares of one or more of the Investment Funds according to Section 8.1.

(h)    Only one loan may be outstanding for a Borrower at any given time.

7.6    Notice and Withdrawal of Automatic Deferrals:

(a)    Notice of Automatic Deferral Election: At the time an individual becomes an Employee and within a reasonable period before each Plan Year, the Committee will provide each Employee to whom Section 4.2(f) applies a notice of the Employee’s rights and obligations under Section 4.2(f) (an "Automatic Deferral Notice"). The Automatic Deferral Notice will explain the automatic reduction in the Employee's Compensation for purposes of making Pre-Tax Contributions according to Section 4.2(f) and the Employee's right to elect affirmatively either a different reduction amount or no reduction. The notice will also describe the procedures for making such an election and the period during which such an election may be made. The notice will be:

(i)    sufficiently accurate and comprehensive to apprise the employee of such rights and obligations, and

(ii)    written in a manner calculated to be understood by the average Employee to whom the arrangement applies.

(b)    Time and Form of Notice:

(i)    An Automatic Deferral Notice will include an explanation of the Employee’s right to elect not to have Pre-Tax Contributions made on the Employee’s behalf (or to elect to have Pre-Tax Contributions made at a different percentage);

(ii)    the Employee will have a reasonable period of time after receipt of the Automatic Deferral Notice and before the first Pre-Tax Contribution is effective to make such election; and

(iii)    the Automatic Deferral Notice will explain how contributions made under Section 4.2(f) will be invested in the absence of any investment election by the Employee.

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ARTICLE VIII
INVESTMENT DIRECTIONS
8.1    Investment of Trust Fund:

(a)    Investment Funds: The Trust Fund shall be invested in separate Investment Funds the Committee chooses and establishes. The Committee may adjust the number and types of Investment Funds to be established or discontinued as it deems advisable. The Trustee, the Committee, or a recordkeeper the Committee designates shall maintain records for each Participant's After-Tax Contribution Account, Employer Matching Contribution Account, Pre-Tax Contribution Account, Roth Contribution Account, Non-Elective Contribution Account, and Rollover Account, if any, that reflect the value of each Participant's share of the Investment Funds.

(b)    Investment Directions: A Participant or Beneficiary may direct the Committee to instruct the Trustee to invest his Accounts in any of the Investment Funds the Committee establishes. To the extent provided under ERISA section 404(c), the Trustee, the Committee and other fiduciaries of the Plan will not be liable for any loss, or by reason of any breach, that results from such Participant's or Beneficiary's investment direction. If a Participant or Beneficiary who has investment authority under the terms of the Plan fails to provide investment directions with respect to all or a portion of the Participant's or Beneficiary's Accounts, the Trustee will invest such portion in the default investment fund or funds the Committee designates from time to time.

(c)    Initial Direction and Changes to Direction: Each Participant shall elect an investment option at the time he begins participating in the Plan. Through notice to the Committee given pursuant to administrative procedures established by the Committee, a Participant may change his instructions with respect to the investment of his Pre-Tax Contributions, After-Tax Contributions, Employer Matching Contributions, Non-elective Contribution Account, and Rollover Contributions to the Trust Fund. A Participant who desires to change his instructions in this manner may direct that the funds in his future Pre-Tax Accounts be transferred (in no more than one percent (1%) increments) among the Investment Funds.

(d)    Earnings and Dividends: All earnings realized to the Trust Fund (including, but not limited to, dividends, capital gains, and interest) on an Investment Fund that are not reflected in the value of a share in that Investment Fund will be allocated to Participants' accounts. They will be allocated to a Participant's account in the same proportion the Participant's share of the Investment Fund (disregarding the earnings to be allocated) bears to the total value of the Investment Fund (disregarding the earnings to be allocated), both to be determined as of the date the earnings are realized.

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ARTICLE IX
TRUST AND TRUST FUND
9.1    Trust: The provisions of the Trust, as it may be amended from time to time, are herein incorporated by reference as fully as if set out herein, and the assets held under the Trust on behalf of this Plan shall constitute the Trust Fund.

9.2    Benefits Paid Solely from Trust Fund: All of the benefits provided to be paid under Article VI hereof shall be paid by the Trustee out of the Trust Fund to be administered under such Trust. Neither the Employer nor the Trustee shall be responsible or liable in any manner for payment of any such benefits, and all Participants hereunder shall look solely to such Trust Fund and to the adequacy thereof for the payment of any such benefits of any nature or kind which may at any time be payable hereunder.

9.3    Committee Directions to Trustee: The Trustee shall make only such payments out of the Trust Fund as may be directed by the Committee. The Trustee shall not be required to determine or make any investigation to determine the identity or mailing address of any person entitled to any payments out of the Trust Fund and shall have discharged its obligation in that respect when it shall have sent checks or other papers by ordinary mail to such persons and addresses as may be certified to it by the Committee.

9.4    Trustee's Reliance on Committee Instructions: In any case where the Trustee shall be required hereunder to act on instructions to be received from the Committee, the Trustee shall be protected in relying on any such instructions which shall be in writing and signed by any member of, or Secretary of, the Committee, and the Trustee shall be protected in relying on the authority to act of any person certified to it by the Company as a member of, or Secretary of, the Committee until a successor to any such person shall be certified to the Trustee by the Company.

9.5    Authority of Trustee in Absence of Instructions from the Committee: If at any time the Committee shall be incapable for any reason of giving any directions, instructions or authorizations to the Trustee as are herein provided for and as may be required incident to the administration of this Plan, the Trustee may act and shall be completely protected and without liability in so acting without such directions, instructions and authorizations as it in its sole discretion deems appropriate and advisable under the circumstances for the carrying out of the provisions of this Plan. In the event of termination of this Plan for any reason, the Committee shall be authorized to give all such instructions to the Trustee, and the Trustee shall be protected in relying on all such instructions, as may be necessary to make payment to any persons then interested in the Trust Fund of all such amounts as are specified herein to be paid under Section 10.3 hereof on the termination of this Plan and the Trust.

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ARTICLE X
ADOPTION OF PLAN BY OTHER CORPORATIONS,
AMENDMENT AND TERMINATION OF THE PLAN, AND
DISCONTINUANCE OF CONTRIBUTIONS TO THE TRUST FUND
10.1    Adoption by Employers: Every Employer which shall have adopted the Plan shall thereby become a participating Employer whose eligible Employees, subject to the Plan provisions, shall make and receive Contributions and have established for them Accounts under the Plan. Any corporation or other organization with employees, now in existence or hereafter formed or acquired which is not already an Employer under this Plan and which is otherwise legally eligible may, with the approval of the Company by action of its Board of Directors, adopt and become an Employer by executing and delivering to the Company and the Trustee an adoptive instrument specifying the classification of its Employees who shall be eligible to participate in the Plan and evidencing the terms of the Plan with respect to its eligible Employees. The adoptive instrument may contain such changes and amendments in the terms and provisions of the Plan as adopted by such Employer as may be desired by such Employer and acceptable to the Company. Any such Affiliate which shall adopt this Plan shall designate the Company as its agent to act for it in all transactions affecting the administration of the Plan and shall designate the Committee to act for such corporation and its Participants in the same manner in which the Committee may act for the Company and its Participants hereunder. The adoptive instrument shall specify the effective date of such adoption of the Plan and shall become, as to such corporation and its Employees, as part of this Plan. On an Employer's liquidation, bankruptcy, insolvency, sale, consolidation or merger to or with another organization that is not an Employer hereunder, in which such Employer is not the surviving company, all obligations of that Employer hereunder and under the Trust shall terminate automatically, and the Trust Fund assets attributable to the Employees of such Employer shall be held or distributed as herein provided unless, with the approval of the Company, the successor to that Employer assumes the duties and responsibilities of such Employer, by adopting this Plan and the Trust, or by establishment of a separate plan and trust to which the assets of the Trust Fund held on behalf of the Employees of such Employer shall be transferred with the consent and agreement of that Employer. On the consolidation or merger of two or more of the Employers under this Plan with each other, the surviving Employer or organization shall automatically succeed to all the rights and duties under the Plan and Trust of the Employers involved.

10.2    Continuous Service: The following special provisions shall apply to all Employers:

(a)    An Employee shall be considered in continuous Service while regularly employed simultaneously or successively by one or more Employers.

(b)    The transfer of a Participant from one Employer to another Employer shall not be deemed a termination of Service.

10.3    Amendment of the Plan: The Company shall have the right to amend or modify this Plan and the Trust (with the consent of the applicable Trustee) at any time and from time to time to any extent that it may deem advisable. Any such amendment or modification shall

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be set out in an instrument in writing duly authorized by the Board of Directors of the Company and executed by the Company. The Committee or any officer of the Company shall have the right, at any time, to amend the Plan, without approval of the Board of Directors of the Company, if the amendment is to comply with or to implement tax law changes or other legal changes or otherwise to take into account the effect of tax law or other legal changes. On delivery by the Company of such an instrument amending the Plan to the Trustee and to each other Employer, this Plan shall be deemed to have been amended or modified in the manner and to the extent and effective as of the date therein set forth, and thereupon any and all Participants whether or not they shall have become such before such amendment or modification shall be bound thereby. No such amendment or modification shall, however, increase the duties or responsibilities of the Trustee without their consent thereto in writing, or have the effect of transferring to or vesting in any Employer any interest or ownership in any properties of the Trust Fund, or of permitting the same to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries. No such amendment shall decrease the Account of any Participant or shall decrease any Participant's vested interest in his Account. No amendment shall directly or indirectly reduce a Participant's non-forfeitable vested percentage in his benefits under Section 6.1 of this Plan unless each Participant having not less than three (3) years of Service is permitted to elect to have his non-forfeitable vested percentage in his benefits computed under the provisions of Section 6.1 without regard to the amendment. Such election shall be available during an election period which shall begin on the date such amendment is adopted and shall end on the latest of (i) the date sixty (60) days after such amendment is adopted, (ii) the date sixty (60) days after such amendment is effective or (iii) the date sixty (60) days after such Participant is issued written notice of the amendment by the Committee or the Employer. Notwithstanding anything herein to the contrary, the Plan or the Trust may be amended in such manner as may be required at any time to make it conform to the requirements of the Code or of any United States statutes with respect to employees' trusts, or of any amendment thereto, or of any regulations or rulings issued pursuant thereto, and no such amendment shall be considered prejudicial to any then existing rights of any Participant or his Beneficiary under the Plan. The Committee shall deliver a copy of each such amendment to every Affiliate having theretofore adopted the Plan, and every Affiliate having theretofore adopted the Plan shall be deemed to have approved and accepted each such amendment except for any particular Affiliate which, with the express consent of the Company set forth thereupon, shall execute an instrument effective as of the date of such amendment setting forth variations in, or negating the effect of, such amendment as applicable to the participation in the Plan of such Affiliate.

10.4    Termination of the Plan: The Plan may be terminated pursuant to the provisions of, and as of any subsequent date specified in, an instrument in writing executed by the Company, and approved and authorized by the Board of Directors of the Company, and which said instrument shall be delivered to the Trustee.

10.5    Distribution of Trust Fund on Termination: In the event of a termination of the Plan by the Company, the assets and properties of the Trust Fund shall be valued and allocated as provided in Sections 5.2 and 5.3, and each Participant shall be fully vested in all amounts attributable to his Employer Matching Contribution Account, his Non-Elective Contribution Account, and his Rollover Account, and thereafter each such Participant shall

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become entitled to distributions in respect of his Accounts in the Plan in the manner as provided in Sections 6.6(a) and 6.6(b) herein. Notwithstanding the foregoing, a Participant shall not be entitled to receive a distribution as a result of the termination of the Plan if the Company establishes or maintains a successor plan within the period ending 12 months after distribution of all assets from the Plan.

10.6    Effect of Discontinuance of Contributions: If the Company shall discontinue its Contributions to the Trust Fund, or suspend its Contributions to the Trust Fund under such circumstances so as to constitute a discontinuance of Contributions within the purview of the reasoning of Treasury Regulations Section 1.401-6(c), then all amounts theretofore credited to the Accounts of the Participants shall become fully vested, and throughout any such period of discontinuance of Contributions, all other provisions of the Plan shall continue in full force and effect other than the provisions for Contributions by an Employer or Participants.

10.7    Merger of Plan with Another Plan: In the case of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

(a)    Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

(b)    Resolutions of the Board of Directors of the Employer under this Plan, and of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

(c)    Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

Effective as of 12:00 a.m. March 1, 2009, the Cleco Energy LLC 401(k) Savings and Investment Plan (the "Cleco Energy Plan") was merged into this Plan, subject to the terms and conditions of the Amendment Number 5 and Plan of Merger that was adopted February 23 and February 24, 2010, and that is incorporated herein by reference.

ARTICLE XI
TOP-HEAVY PLAN REQUIREMENTS
11.1    General Rule: For any Plan Year for which this Plan is a Top-Heavy Plan, as defined in Section 11.7, and despite any other provisions of this Plan to the contrary, this Plan shall be subject to the provisions of this Article XI.

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11.2    Vesting Provisions: Each Participant who (a) has completed an Hour of Service after the Plan becomes top heavy and while the Plan is top heavy, and (b) who has completed the Vesting Service specified in the following table shall be vested in his Account under this Plan at least as rapidly as is provided in the following schedule:

Vesting Service        Vested Percent

Less than 2 years             0%
2 but less than 3 years             20%
3 but less than 4 years             40%
4 but less than 5 years             60%
5 but less than 6 years             80%
6 years or more            100%

If an Account becomes vested by reason of the application of the preceding schedule, it may not therefore be forfeited by reason of re-employment after retirement pursuant to a suspension of benefits provision; by reason of withdrawal of any mandatory employee contributions to which employer contributions were keyed; or for any other reason. If the Plan subsequently ceases to be top heavy, the preceding schedule shall continue to apply with respect to any Participant who had at least three (3) years of service (as defined in Treasury Regulation § 1.411(a)-8(b)(3)) as of the close of the last year that the Plan was top heavy. For all other Participants, the non-forfeitable percentage of their Accounts provided in the preceding schedule before the date the Plan ceases to be top heavy shall not be reduced, but future increases shall be made only in accordance with Section 6.1.

11.3    Minimum Contribution Provisions: Each Participant who (i) is a Non-Key Employee, as defined in Section 11.8 and (ii) is employed on the last day of the Plan Year (regardless of whether or not such Participant has completed one thousand (1,000) Hours of Service) will be entitled to have contributions and forfeitures allocated to his Account of not less than three percent (3%) (the "Minimum Contribution Percentage") of the Participant's Compensation. This minimum allocation percentage shall be provided without taking Pre-Tax Contributions of Non-Key Employees into account. A Non-Key Employee may not fail to receive a Minimum Contribution Percentage because of a failure to receive a specified minimum amount of Compensation or a failure to make mandatory employee or elective contributions. This Minimum Contribution Percentage will be reduced for any Plan Year to the percentage at which contributions (including forfeitures) are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest for such Plan Year. For this purpose, the percentage with respect to a Key Employee will be determined by dividing the contributions (including forfeitures) made for such Key Employee by his total compensation (as defined in Section 415 of the Code). Such amount shall be adjusted automatically for each Plan Year to the amount prescribed by the Secretary of the Treasury or his delegate pursuant to regulations for the calendar year in which such Plan Year commences.

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Contributions considered under the first paragraph of this Section 11.3 will include Employer contributions under this Plan and under all other defined contribution plans required to be included in an Aggregation Group (as defined in Section 11.7 below), but will not include Employer contributions under any plan required to be included in such aggregation group if the plan enables a defined benefit plan required to be included in such group to meet the requirements of the Code (a) prohibiting discrimination as to contributions in favor of employees who are officers, shareholders, or the highly compensated or (b) prescribing the minimum participation standards. If the highest rate allocated to a Key Employee for a year in which the Plan is top heavy is less than three percent (3%), amounts contributed as a result of a salary reduction agreement must be included in determining contributions made on behalf of Key Employees.

Employer Contributions made on behalf of Non-Key Employees that are taken into account to satisfy the Minimum Contribution Percentage shall not be treated as Employer Matching Contributions for purposes of determining the Actual Contribution Percentage under Article IV and must meet the nondiscrimination requirements of Section 401(a)(4) without regard to Section 401(m).

Notwithstanding the foregoing, effective January 1, 2002, Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Employer Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

11.4    Coordination with Other Plans: If another defined contribution or defined benefit plan maintained by a Considered Company provides contributions or benefits on behalf of a Participant in this Plan, the other plan will be treated as part of this Plan pursuant to applicable principles prescribed by U.S. Treasury Regulations, or applicable IRS rulings (such as Revenue Ruling 81-202 or any successor ruling), to determine whether this Plan satisfies the requirements of Sections 11.2 and 11.3 and to avoid inappropriate omissions or inappropriate duplication of minimum contributions. The determination will be made by the Plan Administrator on the advice of counsel.

If a Participant is covered by a defined benefit plan which is top-heavy pursuant to Section 416 of the Code, a comparability analysis (as prescribed by Revenue Ruling 81-202 or any successor ruling) shall be performed in order to establish that the plans are providing benefits at least equal to the defined benefit minimum.

11.5    Distributions to Certain Key Employees: Notwithstanding any other provision of this Plan, the entire interest in this Plan of each Participant who is a Key Employee, by reason of clause (iii) of subparagraph (c) of Section 11.7 in the calendar year in which the Participant attains age seventy and one-half (70½), shall commence to be distributed to such Participant not later than the April 1 following such calendar year.

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11.6    Determination of Top-Heavy Status: The Plan will be a Top-Heavy Plan for any Plan Year if, as of the Determination Date, the aggregate of the Accounts under the Plan for Participants (including former Participants) who are Key Employees exceeds sixty percent (60%) of the aggregate of the Accounts of all Participants, excluding former Key Employees, or if this Plan is required to be in an Aggregation Group in any such Plan Year in which such Group is a Top-Heavy Group. In determining Top-Heavy status, if an individual has not performed one Hour of Service for any Considered Company at any time during the five-year period ending on the Determination Date, any accrued benefit for such individual and the aggregate Accounts of such individual shall not be taken into account.

For purposes of this Section, the capitalized words have the following meanings:

(a)    "Aggregation Group" means the group of plans, if any, that includes both the group of plans required to be aggregated and the group of plans permitted to be aggregated. The group of plans required to be aggregated (the "required aggregation group") includes:

(i)    Each plan of a Considered Company in which a Key Employee is a participant, and

(ii)    Each other plan, including collectively bargained plans, of a Considered Company which enables a plan in which a Key Employee is a participant to meet the requirements of the Code prohibiting discrimination as to contributions or benefits in favor of employees who are officers, shareholders, or the highly compensated, or prescribing minimum participation standards.

The group of plans that are permitted to be aggregated (the "permissive aggregation group") includes the required aggregation group plus one or more plans of a Considered Company that is not part of the required aggregation group and that the Considered Company certifies as a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues not to discriminate as to contributions or benefits in favor of officers, shareholders or the highly compensated and to meet the minimum participation standards under the Code.

(b)    "Determination Date" means for any Plan Year the last day of the immediately preceding Plan Year.

(c)    "Key Employee" means any employee or former employee under this Plan who, at any time during the Plan Year in question or during any of the four preceding Plan Years, is or was one of the following:

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(i)    An officer of a Considered Company having an annual Compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Internal Revenue Code for any such Plan Year. Whether an individual is an officer shall be determined by the Considered Company on the basis of all the facts and circumstances, such as an individual's authority, duties and term of office, not on the mere fact that the individual has the title of an officer. For any such Plan Year, officers considered to be Key Employees will be no more than the fewer of:

(A)    Fifty (50) employees; or

(B)    Ten percent (10%) of the employees or, if greater than ten percent (10%), three (3) employees.

For this purpose, the highest paid officers shall be selected.

(ii)    One of the ten (10) Employees owning (or considered as owning, within the meaning of the constructive ownership rules of Section 416(i)(1)(B) of the Code), the largest interests in the Considered Company. An employee who has some ownership interest is considered to be one of the top ten (10) owners unless at least ten (10) other employees own a greater interest than that employee. However, an employee will not be considered a top ten (10) owner for a Plan Year if the employee earns less than the maximum dollar limitation on annual additions to a Participant's account in a defined contribution plan under the Code, as in effect for the calendar year in which the Determination Date falls.

(iii)    Any person who owns (or is considered as owning, within the meaning of the constructive ownership rules of Section 416(i)(1)(B) of the Code) more than five percent (5%) of the outstanding stock of a Considered Company or stock possessing more than five percent (5%) of the combined voting power of all stock of the Considered Company.

(iv)    Any person who has an annual Compensation from the Considered Company of more than One Hundred Fifty Thousand Dollars ($150,000) and who owns (or is considered as owning within the meaning of the constructive ownership rules of Section 416(i)(1)(B) of the Code) more than one percent (1%) of the outstanding stock of the Considered Company or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Considered Company.

For purposes of this subsection, annual Compensation includes all items includable as Compensation within the meaning of Section 11.7(k) and further includes the amount otherwise excludable from an employee's gross income by reason of Section 125, 402(e)(3) or 402(h)(1)(B) of the Code.

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For purposes of this subsection (c), a Beneficiary of a Key Employee shall be treated as a Key Employee. For purposes of parts (iii) and (iv), each Considered Company is treated separately in determining ownership percentages; but all such Considered Companies shall be considered a single employer in determining the amount of compensation.

Effective January 1, 2002, Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of a Considered Company having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of a Considered Company, or a 1-percent owner of a Considered Company having annual Compensation of more than $150,000. For this purpose, annual Compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(d)    "Non-Key Employee" means any employee (and any Beneficiary of an employee) who is not a Key Employee.

(e)    "Top-Heavy Group" means the Aggregation Group, if as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group plus the aggregate of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group exceeds sixty percent (60%) of the sum of the present value of the cumulative accrued benefits for all employees, excluding former Key Employees as provided in paragraph (i) below, under all such defined benefit plans, plus the aggregate accounts for all employees, excluding former Key Employees as provided in paragraph (i) below, under all such defined contribution plans. In determining Top-Heavy status, if an individual has not performed one (1) Hour of Service for any Considered Company at any time during the five-year period ending on the Determination Date, any accrued benefit for such individual and the aggregate accounts of such individual shall not be taken into account. If the Aggregation Group that is a Top-Heavy Group is a required aggregation group, each plan in the group will be a Top-Heavy Plan. If the Aggregation Group that is a Top-Heavy Group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as Top-Heavy Plans. If the Aggregation Group is not a Top-Heavy Group, no plan within such group will be a Top-Heavy Plan.

In determining whether this Plan constitutes a Top-Heavy Plan, the Committee (or its agent) will make the following adjustments:

(f)    When more than one plan is aggregated, the Committee shall determine separately for each plan, as of each plan's Determination Date, the present value of the

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accrued benefits (for this purpose using the actuarial assumptions set forth in the applicable plan) or account balance. The results shall then be aggregated by adding the results of each plan as of the Determination Dates for such plans that fall within the same calendar year.

(g)    In determining the present value of the cumulative accrued benefit or the amount of the account of any employee, such present value or account will include the amount in dollar value of the aggregate distributions made to such employee under the applicable plan during the five-year period ending on the Determination Date, unless already reflected in the value of the accrued benefit or account balance as of the date the determination is made. The amounts will include distributions to employees representing the entire amount credited to their accounts under the applicable plan.

Effective January 1, 2002, for purposes of determining the present values of the cumulative accrued benefits and the amounts of the accounts of Employees as of the Determination Date, the present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the Determination Date. The preceding sentence also shall apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "five-year period" for "one-year period." The accrued benefits and accounts of any individual who has not performed services for the Company during the one-year period ending on the Determination Date shall not be taken into account.

(h)    Further, in making such determination, such present value or such account shall include any rollover contribution (or similar transfer), as follows:

(i)    If the rollover contribution (or similar transfer) is initiated by the employee and made to or from a plan maintained by another Considered Company, the plan providing the distribution shall include such distribution in the present value or such account; the plan accepting the distribution shall not include such distribution in the present value or such account unless the plan accepted it before December 31, 1983.

(ii)    If the rollover contribution (or similar transfer) is not initiated by the employee or made from a plan maintained by another Considered Company, the plan accepting the distribution shall include such distribution in the present value or such account, whether the plan accepted the distribution before or after December 31, 1983; the plan making the distribution shall not include the distribution in the present value or such account.

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(i)    In any case where an individual is a Non-Key Employee with respect to an applicable-plan but was a Key Employee with respect to such plan for any prior Plan Year, any accrued benefit and any account of such employee will be altogether disregarded. For this purpose, to the extent that a Key Employee is deemed to be a Key Employee if he or she met the definition of Key Employee within any of the four preceding Plan Years, this provision will apply following the end of such period of time.

(j)     "Valuation Date" means, for purposes for determining the present value of an accrued benefit as of the Determination Date, the Determination Date. For the first plan year of a plan, the accrued benefit for a current employee shall be determined either (i) as if the individual terminated service as of the Determination Date or (ii) as if the individual terminated service as of the valuation date, but taking into account the estimated accrued benefit as of the Determination Date. The Valuation Date shall be determined in accordance with the principles set forth in Q.&A. T-25 of Treasury Regulations § 1.416-1.

(k)    For purposes of this Section, "Compensation" shall have the meaning given to it in Section 5.4(c)(vi) of the Plan.

ARTICLE XII
MISCELLANEOUS PROVISIONS
12.1    Terms of Employment: The adoption and maintenance of the provisions of this Plan shall not be deemed to constitute a contract between the Employer and any Employee, or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give to any Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee at any time, nor shall it be deemed to give the Employer the right to require any Employee to remain in its employ, nor shall it interfere with any Employee's-right to terminate his employment at any time.

12.2    Controlling Law: This Plan and the Trust shall be construed, regulated and administered according to the provisions of ERISA, the Code, regulations and rulings under ERISA and the Code, and, the extent state law applies and is not preempted by federal law, under the laws of the State of Louisiana (without regard to its choice of laws provisions).

12.3    Invalidity of Particular Provisions: If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

12.4    Non-Alienability of Rights of Participants: Except as otherwise provided below and with respect to certain judgments and settlements pursuant to Code Section 401(a)(3), no interest, right or claim in or to the part of the Trust Fund, attributable to the Pre-Tax Contribution Account, the Roth Contribution Account, the After-Tax Contribution

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Account, the Employer Matching Contribution Account, the Rollover Account, or the Non-Elective Contribution Account of any Participant, or any distribution of benefits therefrom, shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, claim or levy of any kind, voluntary or involuntary (excluding a levy for taxes filed on the Plan by the Internal Revenue Service), including without limitation any claim asserted by a Spouse or former spouse of any Participant; and the Trustee shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute or anticipate the same. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Code Section 414(p). The Committee shall establish a written procedure to be used to determine the qualified status of such orders and to administer distributions under such orders. Further, to the extent provided under the qualified domestic relations order, a former spouse of a Participant shall be treated as a Spouse for all purposes of the Plan. If the Committee receives a qualified domestic relations order with respect to a Participant, the Committee may authorize the immediate distribution of the amount assigned to the Participant's former spouse, to the extent permitted by law, from the Participant's Pre-Tax Contribution Account, Roth Contribution Account, After-Tax Contribution Account, Rollover Account and the vested portion of his Employer Matching Contribution Account, and Non-Elective Contribution Account.

12.5    Payments in Satisfaction of Claims of Participants: Any distribution to any Participant or his Beneficiary or legal representative, in accordance with the provisions of the Plan, of the interest in the Trust Fund attributable to his Pre-Tax Contribution Account, Roth Contribution Account, After-Tax Contribution Account, Rollover Account, and the vested portion of his Employer Matching Contribution Account, and the Non-Elective Contribution Account, shall be in full satisfaction of all claims under the Plan against the Trust Fund, the Trustee, the Company and the Employer. The Trustee may require that any distributee execute and deliver to the Trustee a receipt and a full and complete release of the Employer as a condition precedent to any payment or distribution under the Plan.

12.6    Payments Due Minors and Incompetents: If the Committee determines that any person to whom a payment is due hereunder is a minor or is incompetent by reason of physical or mental disability, the Committee shall have power to cause the payments becoming due such person to be made to the guardian of the minor or the guardian of the estate of the incompetent, without the Committee or the Trustee being responsible to see to the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of the Committee, the Trustee and the Employer.

12.7    Acceptance of Terms and Conditions of Plan by Participants: Each Participant, through execution of the application required under the terms of the Plan as a condition of participation herein, for himself, his heirs, executors, administrators, legal representatives and assigns, approves and agrees to be bound by the provisions of this Plan and the Trust Agreement and any subsequent amendments thereto, and all actions of the Committee and the Trustee hereunder. In consideration of the adoption of this Plan by the Employer and the Contributions of the Employer to the Trust Fund, each Participant agrees by the execution of

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his application to participate herein to release and hold harmless to the extent permitted by ERISA the Employer, the Committee and the Trustee from any liability for any act whatsoever, past, present or future, performed in good faith in such respective capacities pursuant to the provisions of this Plan or the Trust Agreement.

12.8    Impossibility of Diversion of Trust Fund: Notwithstanding any provision herein to the contrary, no part of the corpus or the income of the Trust Fund shall ever be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or for the payment of expenses of the Plan. No part of the Trust Fund shall ever revert to the Employer.

12.9    Number and Gender: Words used in this Plan and in the Trust in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer and its seal to be hereunto affixed in a number of copies, all of which shall constitute but one and the same instrument which may be sufficiently evidenced by any such executed copy hereof, this 13th day of April 2016, effective as of April 13, 2016 (or such other date stated in this amendment and restatement of the Plan).

CLECO POWER LLC

By:     /s/ Thomas R. Miller
Thomas R. Miller
Chief Financial Officer & Treasurer

ATTEST:

/s/ Julia E. Callis
Secretary

(SEAL)

Cleco Power LLC 401(k) Savings and Investment Plan Amended and Restated Effective April 13, 2016	Page 72 of 73

THE STATE OF LOUISIANA     §
§
RAPIDES PARISH             §

BEFORE ME, Cynthia P. Rine, the undersigned authority, on this day personally appeared, Thomas R. Miller, the Chief Financial Officer & Treasurer of Cleco Power LLC, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as the act of the said Cleco Power LLC, a corporation, and that he executed the same as the act and deed of said corporation for the purposes and consideration therein expressed and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 13th day of April, 2016.

Notary's Signature:              /s/ Cynthia P. Rine
Notary's Printed Name:     Cynthia P. Rine
Bar roll or notary identification number:         55114
Type of identification examined: Employee Identification Badge
Notary Public in and for Rapides         (Parish), Louisiana         (State)
My commission expires         At death

Cleco Power LLC 401(k) Savings and Investment Plan Amended and Restated Effective April 13, 2016	Page 73 of 73